SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 30, 2001

                         CURATIVE HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)


              Minnesota                     000-19370        41-1503914
             -----------------------------------------------------------
             (State or other jurisdiction  (Commission     (IRS Employer
              of incorporation)            File Number)   Identification)



                150 Motor Parkway, Happauge, New York 11788-5145
               --------------------------------------------------
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (631) 232-7000
                                                           --------------

          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------

      On March 30, 2001, Curative Health Services, Inc. (the "Company") purchased all of the outstanding capital stock, on a fully diluted basis, of eBioCare.com, Inc., a Delaware corporation, which does business as Millennium Health ("Millennium Health"), pursuant to (i) a stock purchase agreement dated as of March 19, 2001 between the Company and certain stockholders owning approximately 83% of the common stock of Millennium Health on a fully diluted basis (the "Stock Purchase Agreement"), (ii) stockholder purchase agreements between the Company and the other stockholders of Millennium Health (the "Stockholder Purchase Agreements"), and (iii) option/warrant repurchase and surrender agreements between Millennium Health and the holders of options and warrants to purchase common stock of Millennium Health (the "Option/Warrant Agreements" and collectively with the Stock Purchase Agreement and the Stockholder Purchase Agreements, the "Purchase Agreement"). As a result of the consummation of the purchase of all of Millennium Health's capital stock (the "Purchase"), Millennium Health is a wholly-owned subsidiary of the Company.

      Millennium Health, based in Santa Clara, California, is a private distributor of specialty pharmaceuticals. Millennium Health provides service offerings that facilitate the healthcare management process such as direct-to-patient overnight distribution of biopharmaceuticals, medication management, and a comprehensive resource of chronic condition medical information.

      In the transaction, the Company paid approximately $37.3 million, of which approximately $32.3 million was paid in cash for the stock of Millennium Health, and approximately $5.0 million was for the assumption and repayment of indebtedness of Millennium Health. At the closing of the Purchase, after deducting transaction expenses payable by the securityholders, the securityholders of Millennium Health received an aggregate of approximately $28,262,700 and approximately $3,140,115 was deposited into escrow pursuant to an escrow agreement, dated as of March 30, 2001, between the Company, U.S. Bank Trust, N.A. and each securityholder, under which the funds held in escrow will be released to each securityholder after December 31, 2002, net of any indemnification obligations payable to the Company under the Purchase Agreement. Under the Option/Warrant Agreements, each of the former holders of "in-the-money" options and warrants to purchase common stock of Millennium Health received their proportionate share of the aggregate price payable in the Purchase, net of the exercise price relating to such options or warrants. All "underwater" options and warrants were surrendered by the holder and terminated by Millennium Health.

      On March 30, 2001, the Company entered into an agreement with the U.S. Department of Justice (the "DOJ") in which the government agreed to refrain from taking any action seeking to enjoin or prevent the closing of the Purchase (the "DOJ Agreement"). The DOJ Agreement was reached to offset any actions that the DOJ may pursue against the Company in relation to the pending qui tam action which the Company maintains is groundless and without merit. Pursuant to the DOJ Agreement, while settlement discussions continue, the Company will secure a letter of credit for $8 million in favor of the government, which could be accessed only in the case of a final, non-appealable judgment or settlement of the pending lawsuit and related government investigations. The Company will also suspend its stock repurchase program and provide the government with prior notice of any material, non-ordinary course of business transactions. The amount of the anticipated letter of credit does not reflect an evaluation or estimate of the Company's ultimate or likely liability in connection with the ongoing government investigations. Notwithstanding the ongoing settlement discussions, the Company could be subject to both civil and criminal penalties with respect to these matters.

      A copy of the press release announcing the closing of the Purchase, dated April 2, 2001, is attached as Exhibit 99.1 and incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
        ------------------------------------------------------------------

      a) Financial Statements of Business Acquired. The financial statements of eBioCare.com, Inc. as at December 31, 2000 and 1999 and for the three years ended December 31, 2000 will be filed as an amendment to this Current Report on Form 8-K not later than 60 days after the date that this Current Report on Form 8-K must be filed.

      b) Pro Forma Financial Information. The pro forma financial information required pursuant to Article 11 of Regulation S-X will be filed as an amendment to this Current Report on Form 8-K not later than 60 days after the date that this Current Report on Form 8-K must be filed.

      c)    Exhibits.  The following exhibits are filed herewith:

     Exhibit 2.1 Stock Purchase Agreement, dated as of March 19, 2001, by and among Curative Health Services, Inc. and certain stockholders of eBioCare.com, Inc.

     Exhibit 2.2 Form of Stockholder Purchase Agreement, between Curative Health Services, Inc. and all other stockholders of eBioCare.com, Inc.

     Exhibit 2.3 Form of Option/Warrant Repurchase and Surrender Agreement, between eBioCare.com, Inc. and the holders of options and warrants to purchase common stock of eBioCare.

     Exhibit 99.1 Press Release dated April 2, 2001.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:      April 13, 2001



                                                 CURATIVE HEALTH SERVICES, INC.
                                                (Registrant)

                                                 By: /s/ Thomas Axmacher
                                                 -----------------------------
                                                         Thomas Axmacher
                                                         Chief Financial Officer

                                                                     Exhibit 2.1

                            STOCK PURCHASE AGREEMENT

                                  By and among


                         CURATIVE HEALTH SERVICES, INC.,

                                       and

                             CERTAIN STOCKHOLDERS OF
                               eBIOCARE.COM, INC.


                           Dated as of March 19, 2001

                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I. SALE AND PURCHASE OF SHARES.......................................1

  Section 1.1 Sale of Shares.................................................1
  Section 1.2 Purchase Price and Payment for the Shares......................2
  Section 1.3 Closing........................................................2
  Section 1.4 Options and Warrants; Purchase of Other Shares.................2
  Section 1.5 Lost, Stolen or Destroyed Certificates.........................3
  Section 1.6 Stockholders' Representative...................................3

ARTICLE II. AGGREGATE EQUITY CONSIDERATION AND PURCHASE PRICE ADJUSTMENT.....4

  Section 2.1 Closing Date Balance Sheet; Adjustments........................4

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE MANAGEMENT STOCKHOLDERS...6

  Section 3.1 Stockholder's Residency........................................6
  Section 3.2 Power of the Management Stockholders...........................6
  Section 3.3 Ownership and Status of Company Capital Shares.................6
  Section 3.4 No Conflicts or Litigation.....................................6
  Section 3.5 Stockholders' Agreements.......................................7
  Section 3.6 Representation by Counsel......................................7

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE MANAGEMENT STOCKHOLDERS
              RELATING TO THE COMPANY........................................7

  Section 4.1 Organization, Good Standing and Qualification..................8
  Section 4.2 Capitalization.................................................8
  Section 4.3 Company Subsidiaries...........................................8
  Section 4.4 Governmental Filings; No Violations............................8
  Section 4.5 Company Financial Statements...................................9
  Section 4.6 Absence of Undisclosed Liabilities.............................9
  Section 4.7 No Material Adverse Changes...................................10
  Section 4.8 Certain Payments..............................................10
  Section 4.9 Absence of Certain Changes....................................10
  Section 4.10   Litigation.................................................11
  Section 4.11   Employee Benefits..........................................11
  Section 4.12   Compliance with Laws; Permits..............................13
  Section 4.13   Taxes......................................................15
  Section 4.14   Labor Matters..............................................16
  Section 4.15   Intellectual Property......................................17

  Section 4.16   Certain Environment Matters; Medical Waste.................18
  Section 4.17   Title to Property..........................................19
  Section 4.18   Contracts..................................................20
  Section 4.19   Insurance Matters..........................................20
  Section 4.20   Affiliated Transactions....................................20
  Section 4.21   Changes in Suppliers and Third-Party Payors................21
  Section 4.22   Indebtedness...............................................21
  Section 4.23   Inspections and Investigations.............................21
  Section 4.24   Certain Relationships......................................22
  Section 4.25   Stark; Fraud and Abuse; False Claims.......................23
  Section 4.26   Rates and Reimbursement Policies...........................23
  Section 4.27   Patients and Orders........................................23
  Section 4.28   Inventories................................................23
  Section 4.29   Places of Business.........................................24
  Section 4.30   Changes in Laws............................................24
  Section 4.31   Controlled Substances......................................24
  Section 4.32   Disclosure of Certain Financial Relationships..............24
  Section 4.33   Guarantees, Warranties and Discounts.......................24
  Section 4.34   Accounts Receivable........................................25
  Section 4.35   Bank Accounts, Signing Authority, Powers Of Attorney.......25
  Section 4.36   Brokers and Finders........................................25
  Section 4.37   Disclosure.................................................25

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF BUYER..........................26

  Section 5.1 Organization, Good Standing and Qualification.................26
  Section 5.2 Corporate Authority; and Approval.............................26
  Section 5.3 Governmental Filings; No Violations...........................26
  Section 5.4 Aggregate Equity Consideration and Purchase Price.............27
  Section 5.5 Brokers and Finders...........................................27

ARTICLE VI. COVENANTS.......................................................27

  Section 6.1 Interim Operations of the Company.............................27
  Section 6.2 Acquisition Proposals.........................................30
  Section 6.3 Consents......................................................30
  Section 6.4 Elimination of Options and Warrants...........................30
  Section 6.5 Pharmacy Agreements; Salick Agreement.........................31
  Section 6.6 Access........................................................31
  Section 6.7 Publicity.....................................................31
  Section 6.8 Execution of Purchase and Sale Agreements.....................32
  Section 6.9 Special Covenant of Management Stockholders...................32
  Section 6.10   Aggregate Equity Consideration Schedule....................32
  Section 6.11   Supplemental Information...................................32
  Section 6.12   Expenses...................................................33

ARTICLE VII. CONDITIONS.....................................................33

  Section 7.1 Conditions to Each Party's Obligation to Effect the Sale......33
  Section 7.2 Conditions to Obligations of Buyer............................34
  Section 7.3 Conditions to Obligation of the Management Stockholders.......35

ARTICLE VIII. LIMITATIONS ON COMPETION......................................36

  Section 8.1 Definitions...................................................36
  Section 8.2 Trade Name and Non-Public Information.........................37
  Section 8.3 Non-competition...............................................38
  Section 8.4 Non-Solicitation..............................................38
  Section 8.5 Damages.......................................................39
  Section 8.6 Reasonable Restraint..........................................39
  Section 8.7 Severability; Reformation.....................................39
  Section 8.8 Independent Covenant..........................................39
  Section 8.9 Materiality...................................................39
  Section 8.10   Contact in the Normal Course...............................40

ARTICLE IX. TERMINATION.....................................................40

  Section 9.1 Method of Termination.........................................40
  Section 9.2 Effect of Termination.........................................41

ARTICLE X. SURVIVAL; INDEMNIFICATION........................................41

  Section 10.1   Survival...................................................41
  Section 10.2   Indemnification by the Securityholders.....................41
  Section 10.3   Indemnification by Management Stockholders.................42
  Section 10.4   Indemnification by Buyer...................................42
  Section 10.5   Security for Indemnity.....................................43
  Section 10.6   Limitations on Indemnification.............................43
  Section 10.7   Method of Asserting Claims.................................44

ARTICLE XI. MISCELLANEOUS AND GENERAL.......................................45

  Section 11.1   Modification or Amendment..................................45
  Section 11.2   Waiver of Conditions.......................................45
  Section 11.3   Counterparts...............................................45
  Section 11.4   Governing Law; Waiver of Jury Trial........................45
  Section 11.5   Notices....................................................46
  Section 11.6   Entire Agreement; No Other Representations.................47
  Section 11.7   No Third Party Beneficiaries...............................47
  Section 11.8   Severability...............................................47
  Section 11.9   Interpretation.............................................48
  Section 11.10  Assignment.................................................48
  Section 11.11  Definitions................................................48

                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of March 19, 2001 by and among Curative Health Services, Inc., a Minnesota corporation (the "Buyer") and the stockholders of the Company identified on the signature pages to this Agreement (the "Management Stockholders"). Certain terms used in this Agreement are defined in Section 11.11.

                                    RECITALS

      WHEREAS, the Management Stockholders of eBioCare.com, Inc., a Delaware corporation (the "Company"), are the beneficial and record holders of the issued and outstanding shares of common stock, par value $0.001 per share, of the Company (each a "Share" or, collectively, the "Shares") and the holders of options to purchase Shares (each an "Option" or, collectively, the "Options") set forth opposite their respective names on Schedule A hereto; and

      WHEREAS, the Shares and Options owned and held by the Management Stockholders represent approximately 83% of the outstanding Shares of the Company on a fully diluted basis;

      WHEREAS, each Management Stockholder hereby wishes to sell the Shares, and Buyer wishes to purchase the Shares, upon the terms and conditions of this Agreement;

      WHEREAS, it is a condition to the closing of the purchase of the Shares that the Company shall repurchase the Options held by the Management Stockholders on the terms and conditions set forth in Section 6.4(a) of this Agreement or that such Options shall be otherwise cancelled, simultaneously with the purchase of the Shares hereunder; and

      WHEREAS, it is a further condition to the purchase of the Shares hereunder that all other holders of Shares shall sell their Shares to Buyer and that all other holders of Options and warrants to purchase Shares (each a "Warrant" or, collectively, the "Warrants") shall be repurchased by the Company on the terms and conditions set forth in Section 6.4(b) of this Agreement or otherwise cancelled simultaneously with the purchase of the Shares hereunder.

      NOW,   THEREFORE,   in   consideration   of  the  premises,   and  of  the
representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I.

                           SALE AND PURCHASE OF SHARES

Section 1.1  Sale of Shares.

      At the Closing, (a) the Management Stockholders shall sell the Shares owned by each to Buyer, and shall deliver to Buyer stock certificates representing such Shares, duly endorsed in blank or with duly executed stock powers attached, in proper form for transfer, with all signatures notarized and with appropriate transfer stamps, if any, affixed at the expense of the Management Stockholders, free and clear of any Lien or other encumbrance; and
(b) Buyer shall purchase the Shares for the Purchase Price (as defined in Section 1.2(a)) (such transaction being referred to herein as, the "Sale"). The time at which the Shares are purchased hereunder is referred to as the "Time of Purchase."

Section 1.2  Purchase Price and Payment for the Shares.

(a) The per Share  purchase  price  shall be the sum of (A) and (B),  divided by
(C), where (A) equals the difference between Thirty Two Million Three Hundred Thousand Dollars ($32,300,000.00) and the Transaction Costs, subject to adjustment (the "Aggregate Equity Consideration"), (B) equals the aggregate exercise price of all Options and Warrants being repurchased by the Company pursuant to Section 6.4 (exclusive of Underwater Options and Warrants)(as defined in Section 6.4(a)), and (C) equals the Fully Diluted Shares (as defined in Section 1.2(b)). With respect to each Securityholder, including the Management Stockholders, the purchase price paid at the closing and thereafter as set forth below (the "Purchase Price") shall equal the per Share purchase price calculated above multiplied by the number of Fully Diluted Shares held by such Securityholder less the aggregate exercise price of the Options and Warrants, if any, repurchased by the Company pursuant to Section 6.4. The Purchase Price shall be payable as follows:

(i) an amount in cash, without interest, equal to 90% of the Purchase Price (the "Base Purchase Price") shall be payable by federal funds wire transfer or good bank or certified check at the Closing to each Management Stockholder; and

(ii) an amount in cash, without interest, equal to 10% of the Purchase Price, subject to adjustment as set forth in Article II (the "Escrowed Purchase Price"), and payable pursuant to the terms of, and subject to the satisfaction of certain conditions set forth in, an escrow agreement in substantially the form annexed hereto as Exhibit A (the "Escrow Agreement") to be executed and delivered immediately prior to the Time of Purchase.

(b) "Fully Diluted Shares" shall mean the sum of (A) the Shares issued and outstanding immediately prior to the Time of Purchase and (B) the Options and Warrants being repurchased by the Company at the Time of Purchase pursuant to
Section 6.4 of this Agreement (exclusive of Underwater Options and Warrants).

Section 1.3  Closing.

      The closing of the Sale (the "Closing") shall take place (a) at the offices of Dorsey & Whitney LLP, 250 Park Avenue, New York, New York 10177 at 9:00 A.M. on the first business day after the day on which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (b) at such other place and time and/or on such other date as the Management Stockholders and Buyer may agree in writing (the "Closing Date").

Section 1.4  Options and Warrants; Purchase of Other Shares.

      Prior to or at the Time of Purchase, as provided for under Section 6.4, all Options and Warrants shall have been either repurchased by the Company or cancelled. In addition, prior to or at the Time of Purchase, the Buyer shall have purchased all Shares held by any stockholder who is not a Management Stockholder pursuant to a Stockholder Purchase Agreement as provided for under
Section 6.8.

Section 1.5  Lost, Stolen or Destroyed Certificates.

      In the event any stock certificate shall have been lost, stolen or destroyed, upon the making and delivery of an affidavit of that fact by the Person claiming such certificate lost, stolen or destroyed and, if required by Buyer, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such certificate, Buyer will issue in exchange for such lost, stolen or destroyed certificate the Purchase Price.

Section 1.6  Stockholders' Representative.

(a) In order to efficiently administer the transactions contemplated hereby, including (i) the ability to take all action necessary against Buyer in connection with breaches of obligations by Buyer under this Agreement, (ii) the orderly distribution of the Aggregate Equity Consideration to the Securityholders, including without limitation the orderly distribution of the Purchase Price from Buyer to the Management Stockholders, (iii) to give and receive all notices required to be given under this Agreement or the Escrow Agreement, (iv) to take any and all additional action as is contemplated to be taken by or on behalf of the Management Stockholders by the terms of this Agreement or the Escrow Agreement and (v) all matters relating to any and all Claims (as hereinafter defined) for indemnification made by any Buyer Indemnified Party (as hereinafter defined) pursuant to Article X hereof, the Management Stockholders hereby desire to designate Anthony Leiker, as their representative, (in such capacity, the "Stockholders' Representative").

(b) In the event that Anthony Leiker, or his substitute as the Stockholders' Representative, dies, becomes unable to perform his responsibilities hereunder or resigns from such position, the Management Stockholders holding, immediately prior to the Closing, a majority of the outstanding Shares shall select another representative to fill such vacancy and, upon written notice to Buyer, such substituted representative shall be deemed to be a Stockholders' Representative for all purposes of this Agreement and the documents delivered pursuant hereto.

(c) By virtue of the execution of this Agreement and the Stockholder Purchase Agreements (as defined in Section 6.8), each stockholder (regardless of whether or not such stockholder has executed this Agreement) hereby agrees that:

(i) Anthony Leiker is hereby designated as the Stockholders' Representative, and any substitute Stockholders' Representative shall be elected as set forth in Section 1.6(b);

(ii) The stockholders hereby authorize the Stockholders' Representative, (A) to take all action necessary against Buyer in connection with breaches of obligations by Buyer under this Agreement, (B) to determine the stockholders to whom consideration from Buyer shall be distributed and the amount of consideration to be so distributed, (C) to give and receive all notices required to be given under this Agreement after the Closing Date, and (D) to take any and all additional action as is contemplated to be taken by or on behalf of the stockholders after the Closing Date by the terms of this Agreement, including but not limited to any action under
     Article X hereof;

(iii)All decisions and actions by the Stockholders' Representative shall be binding upon all of the stockholders and no stockholder shall have the right to object, dissent, protest or otherwise contest the same;

(iv) Buyer shall be able to rely conclusively on the instructions and decisions of the Stockholders' Representative as to any other actions required or permitted to be taken by the Stockholders' Representative hereunder, and no party shall have any cause of action against Buyer to the extent Buyer has relied upon the instructions or decisions of the Stockholders' Representative;

(v) all actions, decisions and instructions of the Stockholders' Representative shall be conclusive and binding upon all of the stockholders;

(vi) the provisions of this Section 1.6 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any stockholder may have in connection with the transactions contemplated by this Agreement;

(vii)remedies  available at law for any breach of the provisions of this Section
     1.6 are inadequate; therefore, Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if Buyer brings an action to enforce the provisions of this Section 1.6; and

(viii) the provisions of this Section 1.6 shall be binding upon the executors, heirs, legal representatives, personal representatives, successor trustees, and successors of each stockholder, and any references in this Agreement to a stockholder or the stockholders shall mean and include the successors to the stockholder's rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

      All reasonable, documented fees and expenses incurred by the Stockholders' Representative from and after the Closing Date shall be paid by the
Securityholders in their relative proportions set forth in the Schedule of Aggregate Equity Consideration.

ARTICLE II.

         AGGREGATE EQUITY CONSIDERATION AND PURCHASE PRICE ADJUSTMENT

Section 2.1  Closing Date Balance Sheet; Adjustments.

(a) Closing Date Balance Sheet. At least three days prior to the Closing Date, the Management Stockholders shall cause the Company shall deliver to Buyer (i) an unaudited balance sheet of the Company estimated as of the Closing Date (the "Preliminary Unaudited Closing Balance Sheet"), (ii) a preliminary calculation of the Company's Indebtedness as of the Closing Date, (iii) an aged schedule of the accounts payable of the Company estimated as of such date (the "Accounts Payable Schedule"), and (iv) a calculation of the Transaction Costs (the "Closing Transaction Costs"), together with a certificate signed by the Chief Executive Officer of the Company certifying (X) that the Preliminary Unaudited Closing Balance Sheet was prepared in accordance with GAAP, consistently applied, except for the absence of footnotes and subject to adjustments consisting of normal year-end accruals, (Y) that the Preliminary Unaudited Closing Balance Sheet fairly and accurately presents the financial condition of the Company as of the Closing Date, and (Z) as to the Accounts Payable Schedule, the calculation of the Indebtedness and the Closing Transaction Costs, as of the Closing Date. Buyer shall notify the Management Stockholders in writing of any disagreements with the Preliminary Unaudited Closing Balance Sheet, the preliminary calculation of Indebtedness or the Accounts Payable Schedule, prior to 9:00 a.m. (New York City time) on the second day following the delivery to Buyer of the Preliminary Unaudited Closing Balance Sheet (the "Balance Sheet Notice"). If the Balance Sheet Notice is not delivered to the Management Stockholders as specified herein, the Preliminary Unaudited Closing Balance Sheet shall then be the "Unaudited Closing Balance Sheet" and the Indebtedness reflected thereon shall be the "Unaudited Closing Indebtedness." If the Balance Sheet Notice has been delivered to the Management Stockholders, the Management Stockholders and Buyer shall use their good faith efforts to resolve promptly any disagreements between them concerning the Preliminary Unaudited Closing Balance Sheet. In the event that, despite such good faith efforts, Buyer and the Management Stockholders are unable to resolve any such disagreements within three days after Buyer delivers the Balance Sheet Notice, the parties shall use the Preliminary Unaudited Closing Balance Sheet and preliminary calculation of Indebtedness as the basis to determine the Aggregate Equity Consideration and the Purchase Price adjustments as described below in Section 2.1(b). Buyer and the Management Stockholders (or after the Closing Date, the Stockholders' Representative) shall together appoint Ernst & Young LLP (the "Arbitrator") to resolve any such disagreements. Buyer and the Management Stockholders (or after the Closing Date, the Stockholders' Representative) shall present their positions to the Arbitrator, together with such other materials as the Arbitrator deems appropriate. The Arbitrator shall render its decision as to such disagreements within 10 days after its engagement. The Preliminary Unaudited Closing Balance Sheet, as modified by the resolution of the parties, shall then be the "Unaudited Closing Balance Sheet" and the Indebtedness reflected thereon shall be the "Unaudited Closing Indebtedness."

(b) Adjustments.  In the event that it is determined that the Unaudited  Closing
Indebtedness   reflected  on  the  Unaudited   Closing   Balance  Sheet  exceeds
$5,000,000.00  (five million dollars),  then:

(i) if such determination is made prior to the Closing Date, the Aggregate Equity Consideration shall be reduced by the amount of any such overage and the Base Purchase Price shall be reduced accordingly; and

(ii) if such determination is made after the Closing Date, the Aggregate Equity Consideration shall be reduced by the amount of any such overage and the Escrowed Purchase Price shall be reduced accordingly.

      In the event that the Buyer receives any invoices or other claims for payment from any Person after the Closing Date for Transaction Costs incurred but not reflected as Closing Transaction Costs, Buyer shall have the right to reduce the Escrowed Purchase Price payable to all Securityholders by such amounts and make the payments to the appropriate Persons from the Escrowed Purchase Price payable to all Securityholders, without regard to the Threshold Amount (as defined in Section 10.6(a)).

ARTICLE III.

        REPRESENTATIONS AND WARRANTIES OF THE MANAGEMENT STOCKHOLDERS

      The Management Stockholders hereby represent and warrant to Buyer that:

Section 3.1  Stockholder's Residency.

      Each Management Stockholder is a resident of the state of California.

Section 3.2  Power of the Management Stockholders.

      Each Management Stockholder has the full power, legal capacity and authority to execute and deliver this Agreement and the Escrow Agreement and each of the other Related Documents to which such Management Stockholder is a party and to perform the Management Stockholder's obligations in this Agreement, the Escrow Agreement and each of the other Related Documents. Each of this
Agreement, the Escrow Agreement and the other Related Documents constitutes, when executed in the Management Stockholder's individual capacity and delivered by the Management Stockholder, will constitute, the legal, valid and binding obligation of the such Management Stockholder, enforceable against such
Management Stockholder in accordance with its terms, except as that enforceability may be (a) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (b) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

Section 3.3  Ownership and Status of Company Capital Shares.

      Each Management Stockholder is the record and beneficial owner of all of the issued and outstanding Shares owned by such Management Stockholder set forth in Schedule A and the holder of the Options set forth in Schedule A, in each case free and clear of all Liens, except for the Liens set forth in Schedule
3.3. At the Time of Purchase, each Management Stockholder shall pass good and marketable title to the Shares to Buyer and the Options to the Company, in each case free and clear of all Liens including without limitation all Liens set forth in Schedule 3.3.

Section 3.4  No Conflicts or Litigation.

      The execution, delivery and performance in accordance with their respective terms by each Management Stockholder of this Agreement does not and will not (a) violate or conflict with any Laws, (b) breach or constitute a default under any agreement or instrument to which the Management Stockholder is a party or by which the Management Stockholder or any of the Shares owned by the Management Stockholder is bound, the result of which would be to prohibit or interfere with the consummation of the transactions contemplated by this Agreement, or (c) result in the creation or imposition of, or afford any Person the right to obtain, any Lien upon any of Shares owned by the Management
Stockholder (or upon any revenues, income or profits of the Management Stockholder therefrom). No civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the Knowledge of the Management Stockholder, threatened to which the Management Stockholder is or may become a party which (a) questions or involves the validity or enforceability of any of the Management Stockholder's obligations under this Agreement or (b) seeks (or reasonably may be expected to seek) (i) to prevent or delay the consummation by the Management Stockholder of the transactions contemplated by this Agreement to be consummated or (ii) Losses (as hereinafter defined) in connection with any consummation by the Management Stockholder of the transactions contemplated by this Agreement.

Section 3.5  Stockholders' Agreements.

      The Management Stockholder is not a party to any stockholders' agreements, pooling agreements, voting trusts or other similar agreements with respect to the ownership or voting of any of the Shares.

Section 3.6  Representation by Counsel.

      The  Management  Stockholder  represents  and agrees that such  Management
Stockholder has been represented by counsel (or has had the opportunity to consult with independent counsel and has declined to do so); the Management
Stockholder has had the full right and opportunity to consult with such stockholder's respective attorney and other advisors and has availed him/her/itself of this right and opportunity; such stockholder has carefully read and fully understands this Agreement in its entirety and has had it fully explained to it by such counsel; such stockholder is fully aware of the contents hereof and the meaning, intent and legal effect thereof; and such stockholder is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence. Any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties and this Agreement.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE MANAGEMENT STOCKHOLDERS RELATING TO THE
                                     COMPANY

      Except as set forth in the Company disclosure schedule attached to this Agreement (the "Company Disclosure Schedules"), the Management Stockholders, jointly and severally, hereby represent and warrant to Buyer as follows (it being understood and agreed that all representations and warranties made by Scott Rindner as Management Stockholder are qualified by his actual knowledge, but that such qualification in no way shall limit his indemnification obligations hereunder):

Section 4.1  Organization, Good Standing and Qualification.

      The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing is not reasonably likely to result in a material adverse change in the assets, financial condition, operating results, customer, employee or supplier relations, business condition or prospects of the Company. The Company has made available to Buyer a complete and correct copy of the Company's certificate of incorporation and bylaws or other organizational documents, each as amended to and as in effect as of the date hereof.

Section 4.2  Capitalization.

      The authorized capital stock of the Company consists of 30,000,000 shares of common stock, par value $0.001 per share, of which 13,086,666 shares were outstanding as of the close of business on the date hereof. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. The Company has no commitments to issue or deliver Shares. Except as set forth on Section 4.2 of the Company Disclosure Schedules, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person (as hereinafter defined) a right to subscribe for or acquire, any securities of the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or, except as referred to in this Section 4.2, convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

Section 4.3  Company Subsidiaries.

      The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

Section 4.4  Governmental Filings; No Violations.

(a) Other than the filings, permits, authorizations, consents, approvals and/or notices pursuant to or required by Sections 1.3 and 4.4(b) hereof, there are no filings, authorizations, consents, approvals or notices required with or by any court, administrative agency, commission, government or regulatory authority, domestic or foreign.

(b) Subject to compliance with the filings described in Section 4.4(a) and obtaining Private Consents (as defined below) applicable to the Company, the execution, delivery and performance of this Agreement by the Company does not, and the consummation by the Company of the Sale and the other transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the certificate of incorporation or bylaws of the Company, (ii) a breach or violation of, or a default under, or the acceleration of any obligations or the creation of a Lien (as hereinafter defined), on the assets of the Company (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") to which the Company is a party or by which any of its assets or properties are bound or affected, (iii) any change in the rights or obligations of any party under any of those Contracts, or (iv) the impairment of the Company's business or an adverse effect on any Licenses or approvals necessary to enable the Company to carry on its business as presently conducted. Section 4.4(b) of the Company Disclosure Schedules sets forth a list of Contracts (by category and type, where applicable) pursuant to which consents or waivers (the "Private Consents") are or may be required prior to consummation of the transactions contemplated by this Agreement (subject to the exception set forth at the end of Section 4.4(a) above).

Section 4.5  Company Financial Statements.

      The Company has delivered or made available to Buyer true and complete copies of the unaudited balance sheets as of December 31, 1998, 1999 and 2000, the unaudited statement of operations and retained earnings for the years ended December 31, 1998, 1999 and 2000, the unaudited statement of cash flow for each of the years ended December 31, 1998, 1999 and 2000, and an aged schedule of the accounts payable of the Company as of March 19, 2001 (collectively, the "Company Financial Statements"). Each of the balance sheets included in the Company Financial Statements (including the related notes and schedules) fairly and accurately presents the financial position of the Company as of its date and each of the statements of income and statements of cash flows included in the Company Financial Statements (including any related notes and schedules) fairly and accurately presents the results of operations, retained earnings and cash flows, as the case may be, of the Company for the periods set forth therein (subject, in the case of unaudited statements, to the absence of notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein or in Section 4.5 of the Company Disclosure Schedules.

Section 4.6  Absence of Undisclosed Liabilities.

      Except as reflected in the unaudited balance sheet as of December 31, 1999 (the "Company Review Date"), the Company has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, except (i) liabilities which have arisen after the Company Review Date in the Ordinary Course of Business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit), or (ii) as otherwise set forth in Section 4.6 to the Company Disclosure Schedules.

Section 4.7  No Material Adverse Changes.

      Except as set forth on Section 4.7 of the Company Disclosure Schedule, since the Company Review Date, there has been no material adverse change in the assets, financial condition, operating results, customer, employee or supplier relations, business condition or prospects of the Company.

Section 4.8  Certain Payments.

      Neither the Company nor any director, officer, agent or employee of the Company or any other Person associated with or acting for or on behalf of the Company, has directly or indirectly in violation of any legal requirement in connection with the business of the Company (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate (as hereinafter defined) thereof, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

Section 4.9  Absence of Certain Changes.

      Except as disclosed on Section 4.9 of the Company Disclosure Schedules and except as otherwise provided in or contemplated by this Agreement, since the Company Review Date, the Company has conducted its business only in, and has not engaged in any material transaction other than according to the ordinary and usual course of business and has not: (a) changed or amended its charter or by-laws; (b) borrowed any amount or incurred any material obligation or liability (absolute or contingent), except current liabilities incurred, and liabilities under contracts entered into, in the Ordinary Course of Business and consistent with past practice; (c) discharged or satisfied any Lien, security interest, charge or other encumbrance or incurred or paid any obligation or liability (absolute or contingent), other than current liabilities shown on the Company Financial Statements and current liabilities incurred since that date in the Ordinary Course of Business and consistent with the past practice; (d) mortgaged, pledged or subjected to any lien, security interest, charge or other encumbrance any of its assets or properties; (e) sold, transferred, assigned, leased or otherwise disposed of any of its material assets or properties, except for fair consideration in the Ordinary Course of Business and consistent with past practice, or acquired any assets or properties, except in the Ordinary Course of Business and consistent with past practice; (f) declared, set aside or paid any distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or redeemed or otherwise acquired any of its capital stock or split, combined or otherwise similarly changed its capital stock or authorized the creation or issuance of or issued or sold any capital stock or any securities or obligations convertible into or exchangeable therefor, or given any person any right to acquire any capital stock, or agreed to take any such action; (g) made any distribution other than in the Ordinary Course of Business (whether in cash or property or any combination thereof and whether in redemption or liquidation of an interest or otherwise) to any Person;
(h) made any investment of a capital nature, whether by purchase of stock or securities, contributions to capital, property transfers or otherwise, in any partnership, limited liability company, corporation or other entity, or purchased any material property or assets; (i) canceled or compromised any debt or claim other than in the Ordinary Course of Business consistent with past practice; (j) intentionally or knowingly waived or released any rights of material value, including without limitation, any intangible rights; (k) made or granted any wage, salary or benefit increase applicable to any group or classification of employees generally, entered into any employment contract with, made any loan to, or entered into any material transaction of any other nature with, any officer or employee of the Company; (l) suffered any casualty loss or damage (whether or not such loss or damage shall have been covered by insurance) which affects in any material respect its ability to conduct its business; (m) suffered any losses, whether or not in the Ordinary Course of Business; (n) received notification of cancellation or threatened cancellation of, or cancelled, amended or intentionally or knowingly waived any rights which, individually or in the aggregate, would have a material adverse effect on the Company; (o) made any change in any method of accounting or accounting practice;
(p) hired, committed to hire or terminated any employee other than in the Ordinary Course of Business; (q) entered into any transaction except in the Ordinary Course of Business; (r) conducted the business of the Company in any manner other than the Ordinary Course of Business consistent with past practices, including without limitation, maintenance of inventory levels, collection of third party accounts receivable and payments of accounts payable;
(s) suffered any other change, event, or condition which, in any case or in the aggregate, has had or is reasonably expected to have a material adverse effect on its condition (financial or otherwise), properties, assets, liabilities, operations, business or prospects; or (t) agreed, whether in writing or otherwise, to take any action described in this Section.

Section 4.10  Litigation.

      Except as set forth on Section 4.10 of the Company Disclosure Schedules, there are no civil, criminal or administrative actions, suits, claims, hearings, investigations, proceedings, judgments, decrees, orders or injunctions outstanding, pending or, to the Knowledge of the Responsible Executive Officers of the Company, threatened against the Company and no event has occurred or circumstances exists that may give rise to or serve as a basis for the commencement of any such actions, suits, claims, hearings, investigations or proceedings.

Section 4.11  Employee Benefits.

(a) Except as described in Section 4.11 of the Company Disclosure Schedules, the Company does not now maintain or contribute to, and has not in the current or preceding six calendar years maintained or contributed to, any pension, profit-sharing, deferred compensation, bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, policy, or arrangement, whether formal or informal, for the benefit of any director, officer, consultant or employee, whether active or terminated, of the Company. Each of the arrangements set forth in Section 4.11 of the Company Disclosure Schedules is hereinafter referred to as an "Employee Benefit Plan," except that any such arrangement that is a multi-employer plan will be treated as an Employee Benefit Plan only for purposes of Sections 4.11(d)(iv), (vi), and (viii) and 4.11(g) below.

(b) The Company has delivered or made available to Buyer true, correct, and complete copies of each Employee Benefit Plan, and with respect to each such Plan (i) any associated trust, custodial, insurance, or service agreements, (ii) any annual report, actuarial report, or disclosure materials (including specifically any summary plan descriptions) submitted to any governmental agency or distributed to participants or beneficiaries thereunder in the current calendar year or any of the six preceding calendar years, and (iii) the most recently received Internal Revenue Service ("IRS") determination letters and any governmental advisory opinions or rulings.

(c) Each Employee Benefit Plan is and has heretofore been maintained and operated in material compliance with the terms of such Plan and with the requirements prescribed (whether as a matter of substantive law or as necessary to secure favorable tax treatment) by any and all statutes, governmental or court orders, and governmental rules or regulations in effect from time to time, including, but not limited to, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, and applicable to such Plan. Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code and each trust forming part of an Employee Benefit Plan which is intended to qualify under Section 501(c)(9) of the Code is specifically so identified in
Section 4.11 of the Company Disclosure Schedules and has been determined by the IRS to be so qualified, and nothing has occurred since the date of the last such determination as to each such Plan or trust that has resulted or is likely to result in the revocation of such determination as to such Plan or trust, other than such failures as may be corrected without expenditure of more than $10,000.

(d)

(i) There is no pending, or to the Knowledge of the Responsible Executive Officers of the Company, threatened, legal action, proceeding, or investigation, other than routine claims for benefits, concerning any Employee Benefit Plan, or any fiduciary or service provider thereof, and, to the Knowledge of the Responsible Executive Officers of the Company, there is no basis for any such legal action, proceeding, or investigation.

(ii) No liability (contingent or otherwise) to the Pension Benefit Guaranty Corporation ("PBGC") or any multi-employer plan has been incurred by the Company or any of its ERISA affiliates (other than insurance premiums satisfied in due course).

(iii)No reportable event, or event or condition that presents a material risk of termination by the PBGC, has occurred with respect to any Employee Benefit Plan, or any retirement plan of an ERISA affiliate of the Company, which is subject to Title IV of ERISA.

(iv) No Employee Benefit Plan nor any party in interest with respect thereto, has engaged in a prohibited transaction that could subject the Company directly or indirectly to liability under Section 409 or 502(i) of ERISA or
     Section 4975 of the Code.

(v) No communication, report, or disclosure has been made that, at the time made, did not reflect accurately in all material respects the terms and operations of any Employee Benefit Plan.

(vi) No Employee Benefit Plan provides welfare benefits subsequent to termination of employment to employees or their beneficiaries (except to the extent required by applicable state insurance laws and Title I, Part 6 of ERISA), other than (A) coverage mandated by applicable law, (B) benefits the full cost of which is borne by the current or former employees (or their beneficiaries), and (C) benefits that have already been satisfied in full.

(vii)No benefits due under any Employee Benefit Plan have been forfeited subject to the possibility of reinstatement (which possibility would still exist at or after the Closing) except as required by applicable law.

(viii) The Company has not undertaken to maintain any Employee Benefit Plan for any period of time and each such Plan is terminable at the sole discretion of the Company, subject only to such constraints as may be imposed by applicable law.

(e) With respect to each Employee Benefit Plan for which a separate fund of assets is or is required to be maintained, full payment has been made of all amounts that the Company is required, under the terms of each such Plan, to have paid as contributions to that Plan as of the end of the most recently ended plan year of that Plan, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any such Plan. The current value of the assets of each such Employee Benefit Plan, as of the end of the most recently ended plan year of that Plan, exceeded the current value of all accrued benefits under that Plan.

(f) The execution of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment (whether of severance pay or otherwise) becoming due from any Employee Benefit Plan to any current or former director, officer, consultant, or employee of the Company or result in the vesting, acceleration of payment, or increases in the amount of any benefit payable to or in respect of any such current or former director, officer, consultant, or employee.

(g) No Employee Benefit Plan is a multi-employer plan.

(h) For purposes of this Section 4.11, "multi-employer plan," "party in interest," "current value," "accrued benefit," "reportable event," and "benefit liability" have the same meaning assigned such terms under Sections 3, 4043(b) or 4001(a) of ERISA, and "ERISA affiliate" means any entity that under Section 414 of the Code is treated as a single employer with the Company.

Section 4.12  Compliance with Laws; Permits.

(a)   Licenses, Authorizations and Provider Programs.

(i)  Except  as  disclosed  in  Section  4.12(a)(i)  of the  Company  Disclosure
     Schedules,   the  Company  holds  all  valid  licenses  and  other  rights, accreditations,  permits and  authorizations  required  by law,  ordinance, regulation or ruling of any governmental regulatory authority ("Laws") necessary to operate its existing business. Except ---- as disclosed on
     Section 4.12(a)(i) of the Company Disclosure Schedules, the Company is certified for participation and reimbursement under Titles XVIII and XIX of the Social Security Act (the "Medicare and ------------- Medicaid programs") (Medicare and Medicaid programs and such other ------------------ similar federal, state or local reimbursement or governmental programs for which the Company is eligible are hereinafter referred to collectively as the "Government Programs") and has current provider -------------------- agreements for such Government Programs and with such private non-governmental programs, including without limitation any private insurance program, under which it directly or indirectly is presently receiving payments (such non-governmental programs herein referred to as "Private Programs"). ----------------

(ii) Set forth on Section 4.12(a)(ii) of the Company Disclosure Schedules is a correct and complete list of such licenses, accreditations, permits and other authorizations (including the name of the issuing agency and the expiration date) and provider agreements under all Government and Private Programs, complete and correct copies of which have been made available for inspection and copying by Buyer. True, complete and correct copies of all surveys of the Company or its predecessors in interest relating to the business conducted in connection with any Government Program, Private Program or licensing or accrediting body during the past two (2) years have been provided to Buyer.

(b) Except as disclosed on Section 4.12(b) of the Company Disclosure Schedules, no violation, default, order or legal or administrative proceeding exists with respect to any of the items listed on Section 4.12(b) of the Company Disclosure Schedules. The Company has not received any notice of any action pending or recommended by any state or federal agencies having jurisdiction over the items listed on Section 4.12(a) of the Company Disclosure Schedules, either to revoke, withdraw or suspend any license, right or authorization, or to terminate the participation of the Company in any Government or Private Program. To the Knowledge of the Responsible Executive Officers of the Company, no event has occurred which, with the giving of notice, the passage of time, or both, would constitute grounds for a material violation, order or deficiency with respect to any of the items listed on Section 4.12(a) of the Company Disclosure Schedules or to revoke, withdraw or suspend any such license, or to terminate or modify the participation of the Company in any Government or Private Program. There has been no decision not to renew any provider or third-party payor agreement of the Company. Except as listed on Section 4.12(b) of the Company Disclosure Schedules, no consent or approval of, prior filing with or notice to, or any action by, any governmental body or agency or any other third party is required in connection with any such license, right or authorization, or Government or Private Program, by reason of the Sale, and the continued operation of the Company's business thereafter on a basis consistent with past practices.

(c) The Company has timely filed all reports and billings required to be filed by it prior to the date hereof with respect to the Government and Private Programs, all fiscal intermediaries and other insurance carriers and all such reports and billings are complete and accurate in all material respects and have been prepared in compliance with all applicable laws, regulations, and principles governing reimbursement and payment claims. True and complete copies of such reports and billings for the most recent year have heretofore been made available to Buyer. The Company has paid or caused to be paid all known and undisputed refunds, overpayments, discounts or adjustments which have become due pursuant to such reports and billings, has not claimed or received reimbursements from Government or Private Programs in excess of amounts permitted by law, and, to the Knowledge of the Responsible Executive Officers of the Company, has no liability under any Government or Private Program (known or unknown, contingent or otherwise) for any refund, overpayment, discount or adjustment. Except as set forth on Section 4.12(c) of the Company Disclosure Schedules, (i) there are no pending appeals, adjustments, challenges, audits, litigation, or notices of intent to audit such prior reports or billings, and
(ii) during the last two years the Company has not been audited, or otherwise examined by any Government or Private Program. There are no other reports required to be filed by the Company in order to be paid under any Government or Private Program for services rendered, except for reports not yet due.

Section 4.13  Taxes.

      Except as set forth on Section 4.13 of the Company Disclosure Schedules:

(a) the Company has (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will have prior to the Closing Date) timely and accurately filed all Tax Returns (as hereinafter defined) which are required by all applicable laws to be filed by the Company, and has timely and properly paid, or will timely and properly pay, all Taxes, or established on the unaudited balance sheet as of December 31, 2000, or will establish on its books and records, in each case, in accordance with GAAP and consistent with past practice, reserves that are adequate for the payment of any Taxes, for all Tax periods or portions thereof ending on, prior to or including the Closing Date other than those Taxes being contested in good faith for which adequate provision has been made on the balance sheet as of the Company Review Date and, if pending on the Closing Date, will be made on the unaudited balance sheet as of December 31, 2000. The Tax Returns of the Company have been (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will be) prepared, in all material respects, in accordance with all applicable laws consistently applied;

(b) all Taxes which the Company is required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper Taxing Authorities (as hereinafter defined) to the extent due and payable;

(c) no Liens for Taxes exist with respect to any of the assets or properties of the Company, except for statutory Liens for Taxes not yet due or payable or that are being contested in good faith;

(d) all Tax Returns have been examined by the relevant taxing authorities, or closed without audit by applicable statutes, and all deficiencies proposed as a result of such examinations have been paid or settled, for all taxable years prior to and including the taxable year ended December 31, 1997;

(e) there is no audit, examination, deficiency, or refund litigation pending with respect to any Taxes and during the past three years no Taxing Authority has given written notice of the commencement of any audit, examination, deficiency or refund litigation, with respect to any Taxes;

(f) the Company does not have outstanding any agreements or waivers extending, or having the effect of extending, the statute of limitations with respect to the assessment or collection of any Tax;


(g) the Company is not party to or bound by any tax-sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority);

(h) the Company shall not be required to include in a taxable period ending after the Closing Date any taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the long-term contract method of accounting, the cash method of accounting or
Section 481 of the Internal Revenue Code of 1986, as amended (the "Code") or any comparable provision of state, local or foreign Tax law, or for any other reason;

(i) neither the Company, nor any of its Affiliates, has made with respect to the Company any consent under Section 341 of the Code. No property of the Company is "tax exempt use property" within the meaning of Section 168(h) of the Code. Neither the Company nor any of its Affiliates has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. Neither the Company nor any of its Affiliates has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(C)(1)(A)(ii) of the Code. Each of the Company and its Affiliates has disclosed on its Federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of Federal income Tax within the meaning of Section 6662 of the Code. Neither the Company nor any of its Affiliates has been a member of an affiliated group filing a consolidated Federal income Tax Return (other than a group the common parent of which was the Company) or has any liability for the Taxes of any person (other than any of the Company and its Affiliates) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise; and

(j) no power of attorney with respect to any Taxes has been executed or filed with any Taxing Authority by or on behalf of the Company.


Section 4.14  Labor Matters.

(a) No charges with respect to or relating to the business of the Company are pending before the Equal Employment Opportunity Commission, or any state or local agency responsible for the prevention of unlawful employment practices, and, to the Knowledge of the Responsible Executive Officers of the Company, no such action has been threatened against the Company. Neither the Company, nor the Responsible Executive Officers of the Company, have any information indicating that any management or key employee of the Company intends to terminate his or her employment with the Company.

(b) Section 4.14 of the Company Disclosure Schedules contains a complete and correct list of (i) name, job title, current compensation paid or payable, vacation accrued and services credited for purposes of vested and eligibility to participate under any employee benefit plan, for each employee or consultant of the Company, and (ii) all current employment, management or other consulting agreements (whether written or oral) with any Persons employed or retained by the Company which are not terminable at will. True, complete and correct copies of all such written agreements or written summaries of or all agreements have been delivered to Buyer.

Section 4.15  Intellectual Property.

     (a) Section 4.15(a) of the Company Disclosure Schedules lists all proceedings or actions known to the Company before any court or tribunal (including the PTO (as hereinafter defined) or equivalent authority anywhere in the world) related to any Company Registered Intellectual Property (as hereinafter defined). No Company Registered Intellectual Property is the subject of any proceeding or outstanding decree, order, judgment, agreement, or stipulation that if adversely determined would restrict, or does restrict, in any manner the use, transfer, or licensing thereof by the Company, or which may affect the validity, use or enforceability of such Company Registered Intellectual Property, except as set forth on Section 4.15(a) of the Company Disclosure Schedules.

     (b) With respect to each item of Company Registered Intellectual Property, necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property have been made and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent authorities in the United States for the purposes of maintaining such Company Registered Intellectual Property.

     (c) The Company owns and has good and exclusive title or the Company exclusively licenses, in each case free and clear of any Lien, all Company
Registered Intellectual Property listed on Section 4.15(c) of the Company Disclosure Schedules (for purposes of this Section 4.15(c), joint ownership with third parties of such Company Registered Intellectual Property, to the extent the identity of such third parties and the nature of such joint ownership are disclosed on Section 4.15(c) of the Company Disclosure Schedules, constitutes "good and exclusive title").

     (d) Except as set forth on Section 4.15(d) of the Company Disclosure Schedules, the Company has not transferred ownership of, or granted any license with respect to, any Company Registered Intellectual Property to any third party. Section 4.15(d) of the Company Disclosure Schedules lists all contracts, licenses and agreements to which the Company is a party that are currently in effect (i) with respect to Company Registered Intellectual Property licensed or offered to any third party; or (ii) pursuant to which a third party has licensed or transferred any Company Registered Intellectual Property to the Company.

     (e) Except as set forth on Section 4.15(e) of the Company Disclosure Schedules, the contracts, licenses and agreements listed on Section 4.15(d) of the Company Disclosure Schedules are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of such contracts, licenses and agreements listed on Section 4.15(d) of the Company Disclosure Schedules. Except as set forth on Section 4.15(e) of the Company
Disclosure Schedules, the Company is in material compliance with, and has not materially breached any term any of such contracts, Licenses and agreements listed on Section 4.15(d) of the Company Disclosure Schedules and, all other parties to such contracts, Licenses and agreements listed on Section 4.15(d) of the Company Disclosure Schedules are in compliance with, and have not breached any term of, such contracts, Licenses and agreements.

     (f)  Except as set  forth on  Section  4.15(f)  of the  Company  Disclosure
Schedules, the Company has not received notice from any third party, no complaint has been filed by any third party, and the Company is not otherwise aware that the operation of its business or any act, product, drug candidate or service of the Company, infringes or misappropriates the Intellectual Property of any third party.

     (g) Except as set forth in Section 4.15(g) of the Company Disclosure Schedules, (i) no Person has nor is infringing on or misappropriating any Company Registered Intellectual Property and (ii) there have been, and are, no claims asserted against the Company or against any licensee of the Company with respect to the Company Registered Intellectual Property.

     (h) The Company maintains reasonable security measures for the preservation of the secrecy and proprietary nature of such of the Company Registered Intellectual Property as constitute trade secrets or other confidential information. To the best of the Company's Knowledge, no officer, director, employee, or consultant of the Company has disclosed trade secrets to any third party or is obligated under or bound by any agreement or instrument, or any judgment, decree, or order of any court of administrative agency, that (i) conflicts or may conflict with his agreements and obligations to use his best efforts to promote the interest of the Company, (ii) conflicts or may conflict with the business or operations of the Company, or (iii) restricts or may restrict the use or disclosure of any information that may be useful to the Company.

Section 4.16  Certain  Environment Matters; Medical Waste.

      Except as disclosed in Section 4.16 of the Company Disclosure Schedules:

     (a) The Company possesses, and is in compliance in all material respects with, all Licenses and government authorizations and has filed all notices that are required under local, state, province and federal laws and regulations relating to protection of the environment, pollution control, product registration and Hazardous Substances, and the Company is in compliance in all material respects with all Environmental Laws;

     (b) The Company has not received notice of actual or threatened liability under Environmental Laws and there are no facts or circumstances which could form the basis for the assertion of any claim against the Company under any Environmental Laws or any similar local, state or foreign law with respect to any on-site or off-site location;

     (c) The Company has not entered into or, agreed to or intends to enter into any consent decree or order, or is subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of Hazardous Substances under, any applicable Environmental Laws;

     (d) The Company has not been subject to any administrative or judicial proceeding to, applicable Environmental Laws either now or any time during the past five years;

     (e) The Company is not subject to any claim, obligation, liability, loss, damage or expense of whatever kind or nature, contingent or otherwise, incurred or imposed or based upon any provision of any Environmental Law and arising out of any act or omission of the Company, its employees, agents or representatives or arising out of the ownership, use, control or operation by the company of any plant, facility, site, area or property (including, without limitation, any plant facility, site, area or property currently or previously owned or leased by the Company) from which any Hazardous Substances were released into the environment (the term "release" meaning any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, by the Company and or any third party, and the term "environment" meaning any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or the ambient air);

     (f) The Company has heretofore provided Buyer with true, correct and complete copies of all files of the Company relating to environmental matters (or an opportunity to review such files), and Section 4.16 of the Company Disclosure Schedules sets forth the amount of all fines, penalties or assessments paid within the last five years by the Company with respect to environmental matters, including the date of payment and the basis for the assertions of liability; and

     (g) To the Knowledge of the Responsible Executive Officers of the Company, none of the real properties leased by the Company, or any of the improvements or equipment thereon contain any asbestos, PCBs or underground storage tanks.

     (h) The Company is not in violation of, or the subject of, any enforcement action by any governmental authority under the Medical Waste Tracking Act, 42 U.S.C. ss. 6992 et seq., or any applicable state or local governmental statue, ordinance or regulation dealing with the disposal of medical wastes ("Medical Waste Laws"). The Company has not received any written or oral notice of any investigation or inquiry by any governmental authority under the Medical Waste Laws. The Company has obtained and is in compliance with any permits related to medical waste disposal required by the Medical Waste Laws, and has taken reasonable steps to determine, and has determined, that all disposal of medical waste by it has been in compliance with the Medical Waste Laws.


Section 4.17  Title to Property.

      Except as set forth on Section 4.17 of the Company Disclosure Schedules, the Company had good title to all of its properties and assets as set forth on the balance sheet as of the Company Review Date, free and clear of all Liens, except Liens for taxes not yet due and payable and such encumbrances or other imperfections of title, if any, as do not materially detract from the value of or materially interfere with the present use of the property affected thereby, and except for encumbrances which secure indebtedness reflected in the financial statements included in the Company Financial Statements. Section 4.17 of the Company Disclosure Schedules sets forth a true and correct list of all leases, subleases or other agreements under which the Company is lessee or lessor of any real property or has any interest in real property and, except as set forth in
Section 4.17 of the Company Disclosure Schedules, there are no rights or options held by the Company, or any contractual obligations on its part, to purchase or otherwise acquire (including by way of lease or sublease) any interest in or use of any real property, nor any rights or options granted by the Company, or any contractual obligations entered into by it, to sell or otherwise dispose of (including by way of lease or sublease) any interest in or use of any real property. All such leases, subleases and other agreements are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto, with no existing or claimed default or event of default, or event which with notice or lapse of time or both would constitute a default or event of default, by the Company, or by any other party thereto.

Section 4.18  Contracts.

      Section 4.18 of the Company Disclosure Schedules accurately lists all of the contracts, leases, agreements, plans, policies, licenses and arrangements, whether written or oral, express or implied, or having any other legally binding basis to which the Company is a party or by which it or any of its property is bound (each a "Company Agreement" and collectively, the "Company Agreements").

      True, correct and complete copies of the written Company Agreements listed on Section 4.18 of the Company Disclosure Schedules have been made available to Buyer. The Company is in compliance in all material respects with all terms and provisions of all Company Agreements to which it is a party or by which it or its assets or business may be bound or affected, and all such Company Agreements are valid and binding in accordance with their terms and in full force and effect with respect to the Company and, to the Knowledge of the Responsible Executive Officers of the Company, with respect to the other parties thereto, and no breach or default by the Company or event which, with notice or lapse of time or both, could constitute a breach or default by the Company, exists with respect thereto and no party thereto has given notice or asserted to the Company or any agent thereof, that the Company is in default thereunder and, to the Knowledge of the Responsible Executive Officers of the Company, no other party thereto is in breach or default thereunder.

Section 4.19  Insurance Matters.

      The Company has heretofore provided Buyer with true, complete and correct copies of all material fire and casualty, general liability, business interruption, product liability and other insurance policies maintained by the Company. All such policies are in full force and effect and no event has occurred that would give any insurance carrier a right to terminate any such policy. Since January 1, 2000, the Company has not been denied or had any policy of insurance revoked or rescinded. All such policies are adequate to insure against risks to which the Company and its properties are exposed in such amounts and subject to such terms as are commercially reasonable.

Section 4.20  Affiliated Transactions.

      Except as disclosed in Section 4.20 to the Company Disclosure Schedules, no Affiliate of the Company has, or, since January 1, 1999, has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the business of the Company. Neither the Company nor any Affiliate of the Company owns, or, since January 1, 1997, has owned, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any person that has (a) had business dealings or a financial interest in any transaction with the Company other than business dealings or transactions disclosed in Section 4.20 to the Company Disclosure Schedules, each of which has been conducted in the Ordinary Course of Business with the Company at substantially prevailing market prices and on substantially prevailing market terms, or (b) engaged in competition with the Company with respect to any line of products or services of the Company in any market presently served by the Company. Except as set forth in Section 4.20 to the Company Disclosure Schedules, no Affiliate of the Company is a party to any Contract with, or has any claim or right against, the Company in connection with the business of the Company.

Section 4.21  Changes in Suppliers and Third-Party Payors.

      None of the suppliers supplying products, biotechnology drugs or materials to the Company has provided any notice (written or oral) to the Company that it intends to cease selling such products, biotechnology drugs or materials to the Company or to limit or reduce such sales of the products to the Company and there is no fact which indicates that any of the major third-party payors of the Company intends to terminate, limit or reduce its business relations with the Company in the event of a merger or other change of ownership of the Company, or otherwise.

Section 4.22  Indebtedness.

      At the date hereof, the Company has no Indebtedness outstanding except as set forth in Section 4.22 of the Company Disclosure Schedules. The Company is not in default with respect to any outstanding Indebtedness or any agreement, instrument, or other obligation relating thereto and no such Indebtedness or any agreement, instrument or other obligation relating thereto purports to limit the issuance of any securities by the Company, or (except as set forth in Section
4.22 of the Company Disclosure Schedules) the operation of its businesses. Complete and correct copies of all agreements, instruments, and other obligations (including all amendments, supplements, waivers, and consents) relating to any Indebtedness of the Company have been furnished to Buyer.

Section 4.23  Inspections and Investigations.

      Except as set forth and described in Section 4.23 of the Company Disclosure Schedules, (i) neither the Company's right nor the right of any licensed professional or other individual affiliated with the Company to receive reimbursements pursuant to any Government or Private Program has been terminated or otherwise adversely affected as a result of any investigation or action whether by any federal or state governmental regulatory authority or other third party, (ii) neither the Company, nor any licensed professional or other individual who is a party to a Company Agreement, has, during the past three (3) years, been the subject of any inspection, investigation, survey, audit, monitoring or other form of review by any governmental regulatory entity, trade association, professional review organization, accrediting organization or certifying agency based upon any alleged improper activity on the part of such individual, nor has the Company received any notice of deficiency during the past three years in connection with the operations of its business, (iii) there are not presently, and at the Effective Time there will not be, any outstanding deficiencies or work orders of any governmental authority having jurisdiction over the Company, or requiring conformity to any applicable agreement, statute, regulation, ordinance or bylaw, including but not limited to, the Government and Private Programs, and (iv) there is not any notice of any claim, requirement or demand of any licensing or certifying agency or other third party supervising or having authority over the Company to rework or redesign any part thereof or to provide additional furniture, fixtures, equipment, appliances or inventory so as to conform to or comply with any existing law, code, rule, regulation or standard. Attached as part of Section 4.23 of the Company Disclosure Schedules are copies of all reports, correspondence, notices and other documents relating to any matter described or referenced therein.

Section 4.24  Certain Relationships.

      Except as set forth on Section 4.24 of the Company Disclosure Schedules, the Company has not:

(a) offered, paid, solicited or received anything of value, paid directly or indirectly, overtly or covertly, in cash or in kind ("Remuneration") to or from any physician, family member of a physician, or an entity in which a physician or physician family member has an ownership or investment interest, including, but not limited to:

     (i) payments for personal or management services pursuant to a medical director agreement, consulting agreement, management contract, personal services agreement, or otherwise;

     (ii) payments for the use of premises leased to or from a physician, a family member of a physician or an entity in which a physician or family member has an ownership or investment interest;

     (iii)payments for the acquisition or lease of equipment, goods or supplies from a physician, a family member of a physician or an entity in which a physician or family member has an ownership or investment interest; or

(b) offered, paid, solicited or received any Remuneration (excluding fair market value payments for equipment or supplies) to or from any healthcare provider, pharmacy, drug or equipment supplier, distributor or manufacturer, including, but not limited to:

     (i) payments or exchanges of anything of value under a warranty provided by a manufacturer or supplier of an item to the Company; or

     (ii) discounts, rebates, or other reductions in price on a good or service received by the Company;

(c) offered, paid, solicited or received any Remuneration to or from any person or entity in order to induce business, including, but not limited to, payments intended not only to induce referrals of patients, but also to induce the purchasing, leasing, ordering or arrangement for any good, facility, service or item;

(d) entered into any joint venture, partnership, co-ownership or other arrangement involving any ownership or investment interest by any physician, or family member of a physician, or an entity in which physician or physician family member has an ownership or investment interest, directly or indirectly, through equity, debt, or other means, including, but not limited to, an interest in an entity providing goods or services to the Company;

(e) entered into any joint venture, partnership, co-ownership or other arrangement involving any ownership or investment interest by any person or entity including, but not limited to, a hospital, pharmacy, drug or equipment supplier, distributor or manufacturer, that is or was in a position to make or influence referrals, furnish items or services to, or otherwise generate business for the Company; or

(f) entered into any agreement providing for the referral of any patient for the provision of goods or services by the Company, or payments by the Company as a result of any referrals of patients to the Company.

Section 4.25  Stark; Fraud and Abuse; False Claims.

      Neither the Company nor persons and entities providing professional services in connection with the Company's business have engaged in any activities which are prohibited under 42 U.S.C. ss. 1320a-7b, 42 U.S.C. ss. 1395nn or 31 U.S.C. ss. 3729-3733 (or other federal or state statutes related to false or fraudulent claims) or the regulations promulgated thereunder pursuant to such statutes, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including but not limited to the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a fact for use in determining rights to any benefit or payment; (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; and (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid.

Section 4.26 Rates and Reimbursement Policies.

      The Company does not have any reimbursement or payment rate appeals currently pending before any governmental authority or any administrator of any Private Programs.

Section 4.27  Patients and Orders.

      The Company has made available to Buyer in accordance with the terms of the Confidentiality Agreement a list of all current and former (indicating which are current) patients served by the Company during the last twelve months and a list of all open customer orders from such customers or patients as of the date hereof.

Section 4.28  Inventories.

      All items of the Company's inventory will on the Closing Date consist of items of a quality and quantity usable and saleable in the Ordinary Course of Business and conform to generally accepted quality standards in the industry.

Section 4.29  Places of Business.

      Since its formation, the Company has done business only as eBioCare.com, Inc., Millennium Health, Inc., eBioTech.com, Inc. and Biologic Health Resources LLC (including all predecessor or merged entities and all trade and assumed names). Since its formation, the Company has conducted its business only at those offices and warehouses identified on Section 4.29 of the Company Disclosure Schedules, and maintains inventory only at those locations identified on Section 4.29 of the Company Disclosure Schedules.

Section 4.30  Changes in Laws.

      To the Knowledge of the Responsible Executive Officers of the Company, there are no pending changes in applicable law or regulations would prevent the Company from conducting its business in substantially the same manner as the business is currently conducted.

Section 4.31  Controlled Substances.

      Except as set forth on Section 4.31 of the Company Disclosure Schedules, the Company and its officers, directors, and employees and persons who provide professional services under agreements (whether oral or written) with the Company have not, in connection with their activities directly or indirectly related to the Company, engaged in any activities which are prohibited under the Federal Controlled Substances Act, 21 U.S.C. ss. 801 et seq. or the regulations promulgated pursuant to such statute or any related state or local statutes or regulations concerning the dispensing and sale of controlled substances.

Section 4.32  Disclosure of Certain Financial Relationships.

      Section 4.32 of the Company Disclosure Schedules lists all material financial relationships (whether or not memorialized in a writing) that the Company has had with a person known by the Company to be a physician or an immediate family member of a physician since January 1, 1995. For purposes of this Section 4.32, the term "financial relationship" has the meaning set forth in 42 USC ss. 1395nn. The operation of the Company is in compliance with and does not otherwise violate the federal Medicare and Medicaid statutes regarding health professional self-referrals, 42 U.S.C. ss. 1395nn and 42 U.S.C. ss. 1396b, or the regulations promulgated pursuant to such statute, or similar state or local statutes or regulations.

Section 4.33  Guarantees, Warranties and Discounts.

      Except as described in Section 4.33 of the Company  Disclosure  Schedules:
(a) the Company is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any person; (b) the Company has not given any guarantee or warranty in respect of any of the products sold or the services provided by it; and (c) the Company is not required to provide any letters of credit, bonds or other financial security arrangements in connection with any transactions with its suppliers or customers.

Section 4.34  Accounts Receivable.

      Section 4.34 of the Company Disclosure Schedules sets forth all accounts receivables of the Company outstanding as of March 19, 2001 (which shall be updated as of the Closing Date), with the name of each account debtor, the amount owed, the aging of each receivable owed by such debtor and the nature of each account debtor (Government Program or Private Program) being set forth on
Section 4.34. All receivables set forth on Section 4.34 of the Company Disclosure Schedules have arisen in the Ordinary Course of Business, are owned free and clear of any security interest or other encumbrances, are not subject to any valid counterclaim, set-off or defense except as disclosed on Section
4.34 of the Company Disclosure Schedules and have been accurately and fairly reflected in Section 4.34 of the Company Disclosure Schedules. All accounts receivables set forth in Section 4.34 of the Company Disclosure Schedules will be collected (net of any allowance for doubtful accounts shown on Section 4.34 of the Company Disclosure Schedule, and mutually agreed upon by the Company and Buyer) in full within (a) ninety (90) days after the Closing Date with respect to accounts receivable from Private Programs, and (b) one hundred eighty (180) days after the Closing with respect to accounts receivable from Government Programs. The Company has not materially altered its credit policies or practices since December 31, 2000 except as described in Section 4.34 of the Company Disclosure Schedules.

Section 4.35  Bank Accounts, Signing Authority, Powers Of Attorney.

      Section 4.35 of the Company Disclosure Schedules sets forth a complete and accurate list of all bank, brokerage, and other accounts, and all safe-deposit boxes, of the Company and the persons with signing or other authority to act with respect thereto. Except as so listed, the Company does not have any account or safe deposit box in any bank, and no person has any power, whether singly or jointly, to sign any checks on behalf of the Company, to withdraw any money or other property from any bank, brokerage, or other account of the Company, or to act under any agency or power of attorney granted by the Company at any time for any purpose. Section 4.35 of the Company Disclosure Schedules also sets forth the names of all persons authorized to borrow money or sign notes on behalf of the Company.

Section 4.36  Brokers and Finders.

      Neither the Company nor any of its executive officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Sale or the other transactions contemplated in this Agreement except that the Company has retained William Blair & Company LLC as its financial advisor, the arrangements with respect to which are set forth on Section 4.36 of the Company Disclosure Schedules.

Section 4.37  Disclosure.

      No representation or warranty of the Management Stockholders in this Agreement (including the exhibits and schedules hereto) or in any other agreement, instrument, certificate, or other document delivered by the Management Stockholders in connection with this Agreement, the Sale, or any of the other transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not false or misleading.

ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES
                                    OF BUYER

      Except as set forth in the corresponding sections or subsections of the Buyer Disclosure Schedules attached to this Agreement (the "Buyer Disclosure Schedules"), Buyer hereby represents and warrants to the Management Stockholders that:

Section 5.1  Organization, Good Standing and Qualification.

      Buyer is a corporation duly incorporated and validly existing under the laws of Minnesota, and each of its subsidiaries is a corporation or other entity duly incorporated and validly existing under the laws of its respective jurisdiction of organization. Buyer and each of its subsidiaries has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted.

Section 5.2  Corporate Authority; and Approval.

(a) Buyer has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Sale. This Agreement is a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited or affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws and equitable principles now or hereinafter in effect and affecting the rights and remedies of creditors generally.

(b) The Board of Directors of Buyer has approved this Agreement and the Sale and the other transactions contemplated hereby and thereby.

Section 5.3  Governmental Filings; No Violations.

(a) Other than the filings, permits, authorizations, consents, approvals and/or notices pursuant to or required by Sections 1.3, 5.2(b) and 5.3(b) hereof, there are no filings, authorizations, consents, approvals or notices required with or by any court, administrative agency, commission, government or regulatory authority, domestic or foreign, except those that the failure to make or obtain would not, individually or in the aggregate, have a material adverse effect on Buyer or prevent, materially delay or materially impair the ability of Buyer to consummate transactions contemplated by this Agreement.

(b) Subject to compliance with the filings described in Section 5.2(a) and obtaining Private Consents (if any) applicable to Buyer and its subsidiaries, the execution, delivery and performance of this Agreement by Buyer does not, and the consummation by Buyer of the Sale and the other transactions contemplated hereby or thereby will not, constitute or result in (i) a breach or violation of, or a default under, the certificate of incorporation or bylaws of Buyer, or
(ii) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a Lien, on the assets of Buyer or any of its subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contracts to which Buyer or any of its subsidiaries is a party or by which any of its assets or properties are bound or affected, any change in the rights or obligations of any party under any of those Contracts, or the impairment of Buyer's or any of Buyer's subsidiaries' business or adversely affect any licenses or approvals necessary to enable Buyer and its subsidiaries to carry on their business as presently conducted, except where such breach, violation, default, acceleration or Lien, charge or impairment is not reasonably likely to have a material adverse effect on Buyer or is not reasonably likely to prevent or to materially burden or materially impair the ability of Buyer to consummate the transactions contemplated by this Agreement, or materially adversely affect any licenses or approvals necessary to enable Buyer and its Subsidiaries to carry on their business as presently conducted.

Section 5.4  Aggregate Equity Consideration and Purchase Price.

      Buyer has a sufficient amount of cash to pay for the Shares purchased hereunder and the Shares purchased pursuant to the Stockholder Purchase Agreements and to reimburse the Company at the Time of Purchase for the Options and Warrants purchased by the Company pursuant to the Option/Warrant Repurchase Agreements.

Section 5.5  Brokers and Finders.

      Neither Buyer nor any of its executive officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Sale or the other transactions contemplated in this Agreement except that Buyer has retained First Union Securities Inc. as its financial advisor, the arrangements with respect to which are set forth on Section 5.5 of the Buyer Disclosure Schedules.

ARTICLE VI.

                                    COVENANTS

Section 6.1  Interim Operations of the Company.

      The Management Stockholders covenant and agree that after the date hereof and prior to the Closing Date (except as otherwise expressly contemplated by this Agreement or as set forth in Section 6.1 of the Company Disclosure Schedules), without the prior written consent of Buyer:

(a) The business of the Company will be conducted only in the ordinary and usual
course  in  compliance  with  applicable  laws,  regulations,   and  contractual
obligations;

(b) No change will be made in the certificate of incorporation or the bylaws of the Company;

(c) No change will be made in the authorized, issued or outstanding capital stock of the Company, no additional shares of such capital stock will be issued and no subscriptions, options or other convertible securities, commitments or agreements relating to the authorized, issued or outstanding capital stock of the Company will be issued, granted, created or entered into, excluding exercise of previously-granted options and warrants in accordance with their terms as contemplated in this Agreement;

(d) No dividend or other distribution or payment will be declared, set aside, paid or made in respect of shares of the capital stock or options or warrants of the Company, nor will the Company, directly or indirectly, repurchase, retire, redeem or otherwise acquire capital stock, warrants or options of the Company or otherwise distribute any profits of the Company;

(e) The Company will not merge, amalgamate or consolidate with any corporation, or acquire all or substantially all of the business or assets of any other Person, business organization, entity or enterprise, or acquire ownership or control of any capital stock, bonds, or other securities of, or any property interest in, any business organization, entity or enterprise or acquire control of the management or policies thereof.


(f) Except as set forth on Section 6.1 of the Company Disclosure Schedules hereto, the Management Stockholders shall cause the Company not to:

     (i) enter into, create or assume (or in the case of clause (C) permit to exist): (A) any obligation or obligations for borrowed money or the deferred purchase price of any property (including under leases required to be capitalized under U.S. GAAP); (B) any security agreement, mortgage, deed of trust, pledge, conditional sale or other title retention agreement other than in the Ordinary Course of Business as heretofore conducted; or (C) any Lien upon any of its properties or assets whether now owned or hereafter acquired (other than, with respect to tangible property and assets, in the Ordinary Course of Business as heretofore conducted);

     (ii) assume, guarantee, endorse or otherwise become liable with respect to the obligations of any Person, business organization, entity or enterprise, except for endorsements for collection of negotiable
          instruments   in  the  Ordinary   Course  of  Business  as  heretofore
          conducted;

     (iii)make any loan or advance to, or assume, guarantee, endorse or otherwise become liable with respect to the capital stock or dividends of, any Person, business organization, entity or enterprise except in the Ordinary Course of Business as heretofore conducted;

     (iv) enter into any transaction with or create or assume any obligation or liability to, any stockholder, warrantholder or optionholder of the Company or any Affiliate, agent or relative of any stockholder, warrantholder or optionholder of the Company;

     (v) effect any increase or any other change in wages, salaries (out of the ordinary course), commissions, compensation, bonuses, incentives, pension or other benefits payable, or create, enter into or announce any new agreement, plan, program, policy or arrangement to pay pensions, retirement allowances or other employee benefits to any director or employee, whether past or present;

     (vi) cancel or compromise any debt or claim,  except in the Ordinary Course
          of  Business  as  heretofore   conducted,   or  waive  any  rights  of
          substantial value;

     (vii)change any of its banking arrangements or grant any powers of attorney;

     (viii) make any Tax election or settle or compromise any Tax liability; or

     (ix) make any capital expenditures, except those made in the Ordinary Course of Business consistent with past practice which do not exceed $10,000 in the aggregate.

(g) Other than in the Ordinary Course of Business as heretofore conducted, the Management Stockholders shall cause the Company not to sell, lease, abandon, assign, transfer, license or otherwise dispose of or encumber any property, including Intellectual Property or any other intangible assets or any machinery, equipment or other operating property or tangible assets;

(h) The Management Stockholders shall cause the Company not to enter into or assume any contract, agreement or commitment which, by reason of its size, term or other factor, is not in the Ordinary Course of Business as heretofore conducted;

(i) The Management Stockholders shall cause the Company not to delay the payment of its accounts payable;

(j) The Management Stockholders shall cause the Company not to take any action, or omit to take any action, which would have, or could reasonably be expected to have, a material adverse effect on the Company;

(k) The Management Stockholders shall cause the Company to use its commercially reasonable efforts in a manner consistent with past practice to preserve the business organization of the Company intact and to keep available the services of the present employees and agents of the Company and to preserve the good will of customers, suppliers, employees, agents, third-party payors and
others  having  business   relations  with  the  Company;

(l) The Management Stockholders shall cause the Company to use its reasonable efforts to maintain all assets owned, leased or regularly used by it in good operating condition and repair, ordinary wear and tear excepted, and will maintain existing insurance coverage on such assets as well as other existing insurance coverage;

(m) The Management Stockholders shall cause the Company to maintain its books, accounts and records in the usual and ordinary manner, on a basis consistent with prior years; and

(n) The Management Stockholders shall cause the Company to pay all registration, maintenance and renewal fees that are due or past due in
connection  with  each  item  of  Company  Registered   Intellectual   Property.

Section 6.2  Acquisition Proposals.

      From the date hereof until the termination hereof the Management Stockholders shall not, and the Management Stockholders shall not authorize or permit any officer, director or employee of, or any financial advisor, attorney, accountant or other advisor or representative retained by, the Management Stockholder to, solicit offers for, respond to inquiries, initiate, encourage (including by way of furnishing information), endorse, enter into discussions with any party or enter into any agreement with respect to, or take any other action to knowingly facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as hereinafter defined). The Stockholder' Representative shall immediately advise Buyer of any Acquisition Proposal or any offers, inquiries, indications of interest or discussions with respect thereto, including the name of the proposed acquirer and the material terms of the Acquisition Proposal. As used in this Agreement, "Acquisition Proposal" shall mean any tender or exchange offer, or proposal, other than the proposal contemplated herein, for a merger, share exchange, or other business combination or any proposal or offer to acquire in any manner a substantial equity interest in or a substantial portion of the assets of the Company.

Section 6.3  Consents.

      The Management Stockholders shall cause the Company to use its best efforts to obtain the consents, waivers and approvals under any of the Contracts as may be required in connection with the Sale (all of such consents, waivers and approvals are set forth in Company Disclosure Schedules), so as to preserve all rights of and benefits to the Company thereunder.

Section 6.4  Elimination of Options and Warrants.

(a) Each of the Management Stockholders who holds Options hereby agrees as of the Time of Purchase to surrender to the Company for cancellation all of such Management Stockholder's Options set forth on Section 6.4(a) of the Company Disclosure Schedules as "Underwater Options and Warrants" and agrees to sell all other Options held by such Management Stockholder to the Company at the Time of Purchase in consideration for payment of the Purchase Price, net of the per Share exercise price of such Options, with 90% of such net purchase price to be paid at the Time of Purchase and the 10% balance to be placed in escrow and subject to the terms of the Escrow Agreement. The purchase price therefor shall be subject to adjustment in the same manner as the Purchase Price in Article II hereof.

(b) The Management Stockholders shall use their best efforts to cause each of the other holders of Options and Warrants to agree as of the Time of Purchase
(i) to surrender to the Company for cancellation all of such holder's Options and Warrants set forth on Section 6.4(b) of the Company Disclosure Schedules as "Underwater Options and Warrants" and (ii) to sell, pursuant to an Option/Warrant Repurchase Agreement in substantially the form of Exhibit 6.4(b) attached hereto (an "Option/Warrant Repurchase Agreement"), all other Options and Warrants held by such holder to the Company at the Time of Purchase in consideration for payment of the Purchase Price, net of the per Share exercise price of such Options or Warrants, as the case may be, with 90% of such net purchase price to be paid at the Time of Purchase and the 10% balance to be placed in escrow and subject to the terms of the Escrow Agreement. The purchase price therefor shall be subject to adjustment in the same manner as the Purchase Price in Article II hereof.

Section 6.5  Pharmacy Agreements; Salick Agreement.

      Following the date hereof, the Management Stockholders shall use their best efforts to cause the Company to negotiate and enter into an amendment to
(a) the Retail Pharmacy Agreement between the Company and Siskin's San Carlos Pharmacy dated as of April 1, 1998 (the "Siskins Agreement"), (b) the Retail Pharmacy Agreement between the Company and Family Drug Napa (the "Family Drug Napa Agreement"), (c) the Affiliation Agreement between the Company and Comprehensive Cancer Centers, Inc. (the "Salick Agreement") and (d) the United Prescription and Surgical Agreement, the Champus Pharmacy and Medical Services Agreement and Community Pharmacies, L.P. Agreement (collectively, the "Other Pharmacy Agreements"), each of which amendment shall be in form and substance satisfactory to Buyer and consistent with the draft amendments previously provided to, or discussed with, legal counsel for the Management Stockholders.

Section 6.6  Access.

      Upon reasonable notice, and except as may otherwise be required by applicable law, the Management Stockholders shall cause the Company to afford to Buyer and its authorized agents and attorneys reasonable access during normal business hours to the offices, properties, contracts and financial records of the Company, in order that Buyer may have full opportunity to make such investigations as it desires of the affairs of the Company, and shall furnish Buyer such additional data and information as it may from time to time reasonably request; provided, that the foregoing shall not require the Company to permit any inspection, or to disclose any information, that (a) in the reasonable judgment of the Management Stockholders would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company shall have used all reasonable efforts to obtain the consent of such third party to such inspection or disclosure or (b) would violate any attorney-client privilege of the Company. All requests for information made pursuant to this Section 6.6 shall be directed to such Person as may be designated by the Stockholders' Representative.

Section 6.7  Publicity.

      The parties covenant and agree that, except as provided for below, each will not from and after the date hereof make, issue or release any public announcement, press release, statement or acknowledgment of the existence of, or reveal publicly the terms, conditions and status of, the transaction contemplated herein, without the prior written consent of the other party (in the case of the Stockholders, the consent of the Stockholders' Representative) as to the content and time of release of and the media in which such statement or announcement is to be made; provided, however, that in the case of announcements, statements, acknowledgments or revelations which any party is required by law to make, issue or release, the making, issuing or releasing of any such announcement, statement, acknowledgment or revelation by the party so required to do so by law shall not constitute a breach of this Agreement if such party shall have given, to the extent reasonably possible, not less than five
(5) business days prior notice to the other parties (in the case of the stockholders, a Stockholders' Representative), and shall have attempted, to the extent reasonably possible, to clear such announcement, statement, acknowledgment or revelation with the other parties.

Section 6.8  Execution of Purchase and Sale Agreements.

      The Management Stockholders shall use their best efforts to cause each other stockholder of the Company owning the outstanding Shares that are not set forth on Schedule A and not subject to this Agreement (whether held beneficially or by record), to execute and deliver a purchase and sale agreement substantially in the form attached hereto as Exhibit 6.8, whereby each such holder shall agree to sell to Buyer, and Buyer shall agree to purchase, the Shares of all such holders on the terms and conditions set forth therein (the "Stockholder Purchase Agreements").

Section 6.9  Special Covenant of Management Stockholders.

      In the event stockholders owing 100% of the issued and outstanding Shares of the Company have not become parties to this Agreement or the Stockholder Purchase Agreements on or before March 31, 2001, the Management Stockholders shall cause the Company to authorize, and Company and Management Stockholders will execute and deliver, a merger agreement substantially identical hereto as to the material terms, pursuant to which the Company will be merged with and into Buyer.

Section 6.10  Aggregate Equity Consideration Schedule.

      Attached  hereto as Schedule  6.10 is a  preliminary  schedule  which sets forth the names of all Securityholders of the Company and each such Securityholders' relative percentage interest in the Aggregate Equity Consideration. The Management Stockholders shall cause the Company to deliver, at least three days prior to the Closing Date, an updated Schedule 6.10 ("Schedule of Aggregate Equity Consideration"), which update shall include any changes in the preliminary schedule.

Section 6.11  Supplemental Information.

      The Management Stockholders agree that with respect to the representations and warranties contained in this Agreement, the Management Stockholders will have the continuing obligation until the Closing Date to provide Buyer promptly with such additional supplemental information (collectively, the ASupplemental Information@), in the form of (a) amendments to then existing Company Disclosure Schedules or (b) additional Company Disclosure Schedules, which Supplemental Information shall be comprised of information that is required to be provided to Buyer on the date hereof which has not been provided as of the date hereof and as would be necessary, in the light of the circumstances, conditions, events and states of facts then known to the Management Stockholders, to make each of those representations and warranties true and correct as of the Closing Date. For purposes only of determining whether the conditions to the obligations of the Management Stockholders have been satisfied, and not for any purpose under
Article X, the Company Disclosure Schedules as of the Closing Date shall be deemed to be the Company Disclosure Schedules as of the date hereof, as amended or supplemented by the Supplemental Information provided to Buyer, prior to the Closing Date pursuant to this Section 6.11.

Section 6.12  Expenses.

(a) All costs and expenses incurred by the Management Stockholders in connection with this Agreement, the Sale and the other transactions contemplated hereby and thereby shall be paid by the Buyer on the Closing Date, which costs and expenses shall be deducted from a portion of the Purchase Price consistent with Section 1.2(a)(i) and Article II, except that:

     (i) the fees and expenses for services rendered after March 1, 2001 of one attorney representing the Management Stockholders shall be paid by Buyer on behalf of the Management Stockholders, and

     (ii) in the event the Sale is not consummated, all of the costs and expenses will be paid by the Management Stockholders without regard to
          Section 1.2(a)(i) or 6.12(a)(i).

(b) Whether or not the Sale is consummated, all costs and expenses incurred by Buyer in connection with this Agreement, the Sale and the other transactions contemplated hereby and thereby shall be paid by Buyer.

ARTICLE VII.

                                   CONDITIONS

Section 7.1  Conditions to Each Party's Obligation to Effect the Sale.

      The respective obligation of each party to effect the Sale is subject to the satisfaction or waiver at or prior to the Closing Date of each of the following conditions:

(a) Regulatory Consents. All notices, reports and other filings required to be made prior to the Closing Date by the Management Stockholders on behalf of the Company, or Buyer, or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Closing Date by the Management Stockholders on behalf of the Company, or Buyer, or any of the Buyer's Subsidiaries from, any governmental entity (collectively, "Governmental Consents"), in connection with the execution and delivery of this Agreement and the consummation of the Sale and the other transactions contemplated by this Agreement shall have been made or obtained, except where the failure to make any such filings or obtain any such Governmental Consents would not have a material adverse effect on either Buyer, the Company or the Buyer's Subsidiaries in all jurisdictions requiring such filings or Governmental Consents in the event such filings are not made or such Consents are not obtained.

(b) Litigation. No court or governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Sale (collectively, an "Order") and no governmental entity shall have instituted any proceeding which continues to be pending seeking any such Order; provided, that the party invoking this condition shall use its best efforts to have any such Order vacated.

Section 7.2  Conditions to Obligations of Buyer.

      The obligations of Buyer to effect the Sale are also subject to the satisfaction or waiver by Buyer at or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Management Stockholders set forth in this Agreement shall be true and correct as of the Closing Date, and Buyer shall have received a certificate signed on behalf of the Management Stockholders by the Chief Executive Officer of the Company to such effect.

(b) Performance of Obligations of the Company. The Management Stockholders shall have performed in all material respects all obligations required to be performed by them, respectively under this Agreement at or prior to the Closing Date, and Buyer shall have received a certificate signed on behalf of the Management Stockholders by the Chief Executive Officer of the Company to such effect.

(c) No Company Material Adverse Effect. There shall have been no changes that have had or are reasonably likely to have a material adverse effect on the Company since the date of this Agreement, except for changes contemplated by this Agreement, and Buyer shall have received a certificate signed on behalf of the Company by the Chief Executive Officer of the Company to such effect.

(d) Consents. The Management Stockholders shall have caused the Company to obtain all Private Consents referred to in Section 4.4(b).

(e) Opinion. Buyer shall have received the opinion of Hale Lane Peek Dennison Howard and Anderson, counsel to the Management Stockholders, dated the Closing Date to the effect that (i) the Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (ii) the authorized capital of the Company is 30,000,000 Shares, of which 13,086,666 are issued and outstanding immediately prior to the Time of Purchase and have been duly authorized, validly issued and are fully paid and non-assessable, all of which are subject to purchase hereunder or pursuant to a Stockholder Purchase Agreement, (iii) 2,037,412 Options and Warrants are outstanding as of the Time of Purchase, 693,412 of which constitute Underwater Options and Warrants and all of which are subject to the terms and conditions of an Option/Warrant Repurchase and Surrender Agreement or the Option/Warrant Surrender Agreement, (iv) the Agreement and the Escrow Agreement, and the Sale have been duly authorized by all requisite action with respect to the Management Stockholders; (v) the Agreement and the Escrow Agreement have been duly executed and delivered by the Management Stockholders, (vi) the Agreement and the Escrow Agreement are legal, valid and binding obligations of the Management Stockholders enforceable in accordance with their respective terms, except as enforceability may be limited or affected by bankruptcy and other similar laws and principles of equity, and
(vii) the execution and delivery of the Agreement and the Escrow Agreement, and the Sale will not violate or conflict with the certificate of incorporation or bylaws of the Management Stockholders or any agreement or instrument to which any of the Management Stockholders is a party.

(f) Good Standing Certificates.  Buyer shall have received a Certificate of
Good Standing for the Company from the Secretary of State of the State of Delaware and from any jurisdiction in which the Company is qualified to do business.

(g) Amendments to  Agreements.  Each of the Siskins  Agreement,  the Family
Drug Napa Agreement, the Salick Agreement and the Other Pharmacy Agreements shall have been amended on terms satisfactory to Buyer, in its sole discretion.

(h) Employment Agreements. Those key employees of the Company identified on
Exhibit 7.2(h) shall have executed employment agreements with the Company prior to the Closing Date on terms satisfactory to Buyer.

(i) Elimination of Options and Warrants. All outstanding Options and Warrants shall have been cancelled, including those repurchased as contemplated by Section 6.4 prior to the Time of Purchase.

(j) Purchase of all Shares. Stockholders owing 100% of the issued and outstanding Shares of the Company as at the Closing Date shall have become parties to this Agreement or to the Stockholder Purchase Agreements and the Escrow Agreement and all such stockholders shall consummate the transactions herein and therein contemplated.

(k) The Management Stockholders shall have caused the Company to deliver to Buyer those statements, calculations and schedules set forth in Section 2.1.

(l) Audited Financial Statements of the Company for 1998 and 1999. The Management Stockholders shall have caused the Company to deliver to Buyer the Company Financial Statements for 1998 and 1999 audited by Ernst & Young LLP and the Company Financial Statements as so audited shall show no change in financial condition, results of operations or changes in cash flows from that reflected in the Company Financial Statements referenced in Section 4.5 for such years and previously delivered to Buyer.

(m)  Supplemental  Information.  Buyer shall have received the Supplemental
Information  and  shall  be  satisfied,   in  its  sole  discretion,   with  the
Supplemental Information.

(n) Buyer shall have received a true and complete copy of the Schedule of Aggregate Equity Consideration.

Section 7.3  Conditions to Obligation of the Management Stockholders.

      The obligation of the Management Stockholders to effect the Sale is also subject to the satisfaction or waiver by the Management Stockholders at or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the Closing Date, and the Management Stockholders shall have received a certificate signed on behalf of Buyer by an executive officer of Buyer to such effect.

(b) Performance of Obligations of Buyer. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Management Stockholders shall have received a certificate signed on behalf of Buyer by an executive officer of Buyer to such effect.

(c)  Consents. Buyer shall have all Private Consents referred to in Section 5.3.

(d)  Opinion.  The  Company  shall have  received  the  opinion of Dorsey &
Whitney, LLP, counsel to Buyer, to the effect that (i) Buyer is duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (ii) the Agreement and the Sale have been duly authorized by all requisite action with respect to Buyer; (iii) the Agreement has been duly executed and delivered by Buyer; and (iv) the Agreement is a legal, valid and binding obligation of Buyer enforceable in accordance with its terms, except as enforceability may be limited or affected by bankruptcy and other similar laws and principles of equity.

ARTICLE VIII.

                            LIMITATIONS ON COMPETION

Section 8.1  Definitions.

      For the purposes of this Article VIII, the following definitions shall apply:

(a) "Competitive Activities" (i) the business of wholesale and retail pharmacy operations of specialty biotechnology drugs and services relating thereto for the treatment of chronic conditions, including, but not limited to, hemophilia, hepatitis C and multiple sclerosis sclerosis, in or of specific patients or identified groups of patients of the business ("Specialty Pharmacy Operations"),
(ii) clinical services, reimbursement services and delivery services in connection with Specialty Pharmacy Operations and (iii) any business currently conducted by the Company. Competitive Activities shall not include the operation of retail pharmacies of which 90% or more of the customers are general prescription patients of general medical practitioners and walk-in trade or wholesale pharmacy operations that are not intended by such wholesaler to be sold at retail to any specific patient or patients. With respect to Scott Rindner only, "Competitive Activities" shall mean (i) the sale or provision of specialty biotechnology drugs or services directly to, and for the treatment of, patients with hemophilia ("Hemophiliac-Specific Operations"), and (ii) clinical services, reimbursement services and delivery services in connection with Hemophiliac-Specific Operations.

(b) "Competitor" means any business, individual, partnership, joint venture, association, firm, corporation or other entity (collectively, "Entity"), other than Buyer or its affiliates or subsidiaries, engaged, wholly or partly, in Competitive Activities. With respect to Scott Rindner only, "Competitor" shall not include an Entity which had net revenues which did not exceed the lower of 10% of its net revenues or $10,000,000 derived from Competitive Activities (as that term specifically applies to Mr. Rindner under this Section 8.1) for the most recent fiscal year preceding the date on which Mr. Rindner would have become a Competitive Person with respect to such Entity but for the exception provided by this sentence, and for any fiscal year thereafter during the term of this Section 8.1. For the purposes of this provision, the term, "net revenues," shall mean gross revenues less returns and contractual allowances and discounts.

(c) "Competitive Person" means, (i) having any financial interest in a Competitor, including but not limited to, the direct or indirect ownership or control of all or any portion of a Competitor, or acting as a partner, officer, director, principal, agent or trustee of any Competitor or (ii) engaging in any employment or independent contractor arrangement, business or other activity with any Competitor whereby a Management Stockholder will serve such Competitor in any senior managerial capacity.

(d) "Customer" means actual customers or third-party payors of the Company or Buyer as of the Closing Date.

(e) "Non-Compete Period" means the period beginning on the date hereof and ending on the third anniversary of the Closing Date.

(f) "Non-Public Information" means any confidential, proprietary business information or data belonging to or pertaining to the Company or Buyer that does not constitute a Trade Secret (as hereinafter defined) and that is not generally known by or available through legal means to the public, including, but not limited to, information regarding the Company's or Buyer's customers or actively sought prospective customers, acquisition targets, suppliers, manufacturers and distributors gained by a stockholder as a result of his employment with the Company.

(g)  "Territory" means the United States of America.

(h) "Trade Secrets" means information or data of or about the Company, including but not limited to technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, products plans, or lists of actual or potential customers, clients, distributees or licensees, information concerning the Company's finances, services, staff, contemplated acquisitions, marketing investigations and surveys, that are not generally known to, and/or are not readily ascertainable by proper means by, other persons.


Section 8.2  Trade Name and Non-Public Information.

      Each Management Stockholder hereby agrees that with regard to each item constituting all or any portion of the Trade Secrets and Non-Public Information, at all times during which such item continues to constitute a Trade Secret or Non-Public Information, respectively:

     (i) such Management Stockholder shall not, directly or by assisting others, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected in any manner with, any business conducted under any corporate or trade name of the Company or name similar thereto, without the prior written consent of Buyer;

     (ii) such Management Stockholder shall hold in confidence all Trade Secrets and all Non-Public Information and will not, either directly or indirectly, use, sell, lend, lease, distribute, license, give, transfer, assign, show, disclose, disseminate, reproduce, copy, appropriate or otherwise communicate any Trade Secrets or Non-Public Information, without the prior written consent of Buyer; and

     (iii)such Management Stockholder shall immediately notify the Company of any unauthorized disclosure or use of any Trade Secrets or Non-Public Information of which any Management Stockholder becomes aware. Each Management Stockholder shall assist the Company, at the Company's cost and expense, to the extent necessary, in the procurement or any protection of the Company's rights to or in any of the Trade Secrets or Non-Public Information

Section 8.3  Non-competition.

(a) The parties hereto acknowledge that the Company is conducting Competitive Activities throughout the Territory. Each Management Stockholder acknowledges that to protect adequately the interest of Company in the business of the Company it is essential that any non-compete covenant with respect thereto cover all competitive Activities and the entire Territory.

(b) Each Management Stockholder hereby agrees that, during the Non-Compete Period, such Management Stockholder will not, in the Territory, either directly or indirectly, alone or in conjunction with any other party, accept, enter into or take any action in conjunction with or in furtherance of a Competitive Person. Each Management Stockholder shall notify the Company promptly in writing if he or she receives an offer of a Competitive Person during the Non-Compete Period, and such notice shall describe all material terms of such offer.

      Nothing contained in this Section 8.3 shall prohibit any Management Stockholder from acquiring not more than one percent (1%) of any Competitor, or from acquiring any percentage of any company which is non-competitive with Company, whose common stock is publicly traded on a national securities exchange or in the over-the-counter market.

Section 8.4  Non-Solicitation.

      Each Management Stockholder hereby agrees that such Management Stockholder will not, during the Non-Compete Period, either directly or indirectly, alone or in conjunction with any other party:

(a) solicit, divert or appropriate or attempt to solicit, divert or appropriate, any Customer for the purpose of providing the Customer with services or products competitive with those offered by the Company or any of its affiliates or subsidiaries (including the Company) during the Non-Compete Period, or

(b) solicit, or attempt to solicit any officer, director, employee, consultant, contractor, agent, lessor, lessee, licensor, licensee, supplier of Buyer or any of its affiliates or subsidiaries (including the Company) to terminate, alter or lessen that party's affiliation with Buyer or any of its affiliates or subsidiaries (including the Company), or to violate the terms of any agreement or understanding between such employee, consultant, contractor or other person and Buyer or any of its affiliates or subsidiaries (including the Company).

Section 8.5  Damages.
      Because of the difficulty of measuring economic losses to Buyer as a result of any breach by a Management Stockholder of his or her covenants in Sections 8.1 through 8.4, and because of the immediate and irreparable Damage that could be caused to Buyer for which it would have no other adequate remedy, each Management Stockholder agrees that Buyer may enforce the provisions of Sections 8.1 through 8.4 by injunctions and restraining orders against that Management Stockholder if such stockholder breaches any of those provisions.

Section 8.6  Reasonable Restraint.

      The parties hereto each agree that Sections 8.1 through 8.5 impose a reasonable restraint on each Management Stockholder in light of the activities and business of Buyer on the date hereof, the current business plans of Buyer and the economic benefit received by each Management Stockholder as a result of the Agreement.

Section 8.7  Severability; Reformation.

      The covenants in this Article VIII are severable and separate, and the unenforceability of any specific covenant in this Article VIII is not intended by any party hereto to, and shall not, affect the provisions of any other covenant in this Article VIII. If any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth in Sections
8.1 through 8.4 are unreasonable as applied to any Management Stockholder, the parties hereto, including that Management Stockholder, acknowledge their mutual intention and agreement that those restrictions be enforced to the fullest extent the court deems reasonable, and thereby shall be reformed to that extent as applied to that Management Stockholder and any other Management Stockholder similarly situated.

Section 8.8  Independent Covenant.

      All the covenants in this Article VIII are intended by each party hereto to, and shall, be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Management Stockholder against Buyer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Buyer of any covenant in this Article VIII. It is specifically agreed that the period specified in Section 8.1 shall be computed in the case of each Management
Stockholder by excluding from that computation any time during which that Management Stockholder is in violation of any provisions of Sections 8.1 through
8.4. The covenants contained in this Article VIII shall not be affected by any breach of any other provision hereof by any party hereto.

Section 8.9  Materiality.

      Each Management Stockholder, severally and not jointly with any other Person, hereby agrees that this Article VIII is a material and substantial part of the transactions contemplated hereby.

Section 8.10  Contact in the Normal Course.

      So long as any Management Stockholder is employed by Buyer or any of its Affiliates, Buyer acknowledges and agrees that this Article VIII shall not apply to customers, contractors, agents, lessors, lessees, licensors, licensees, suppliers of Buyer or any of its affiliates or subsidiaries (including the Company) of Buyer who independently contact the Management Stockholders in the normal course of business.

ARTICLE IX.

                                   TERMINATION

Section 9.1  Method of Termination.

      This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned only as follows:

(a)   By the mutual written consent of the Management Stockholders and Buyer;

(b) By the Management Stockholders or Buyer if the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within thirty (30) business days following receipt by such party of written notice from the
non-breaching   party  of  such  failure  to  comply;

(c) By the Management Stockholders or Buyer if there has been (i) a breach by the other party of any representation or warranty that is not qualified by materiality which has the effect of making such representation or warranty not true and correct in all material respects or (ii) a breach by the other party of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within thirty (30) business days following receipt by the breaching party from the non-breaching party of written notice of the breach;

(d) By Management Stockholders after May 31, 2001, if any of the conditions set forth in Article VII hereof, to which the Management Stockholders' obligations are subject, have not been fulfilled or waived, unless such fulfillment has been frustrated or made impossible by any act or failure to act of the Management Stockholders;

(e) By Buyer  after May 31,  2001,  if any of the  conditions  set forth in
Article VII hereof, to which Buyer is subject, have not been fulfilled or waived, unless such fulfillment has been frustrated or made impossible by any act or failure to act of Buyer;

(f) By Buyer, if the stockholders owning 100% of the issued and outstanding Shares have not executed this Agreement, or the Stockholder Purchase Agreement as set forth in Section 6.9, and as a result thereof, the Management Stockholders cause the Company to authorize, execute and deliver a merger agreement; or

(g) By the  Management  Stockholders  or Buyer  if a court or  governmental entity of competent jurisdiction institutes an Order prohibiting the consummation of the transactions contemplated by this Agreement, provided that the order is not the result of an action or proceeding instituted by the terminating party.

Section 9.2  Effect of Termination.

      In the event of a termination of this Agreement pursuant to Section 9.1. hereof, each party shall pay the costs and expenses incurred by it in connection with this Agreement, and no party (or any of its officers, directors, employees, agents, representatives or stockholders) shall be liable to any other party for any costs, expenses, damage or loss of anticipated profits hereunder. In the event of any termination of this Agreement, all provisions of this Agreement except for Sections 6.6, 6.7 and this Section 9.2 shall forthwith become void and have no effect, without any liability hereunder on the part of any party or its directors, officers or stockholders, except the Confidentiality Agreement shall remain in full force and effect in accordance with the terms set forth therein.

ARTICLE X.

                            SURVIVAL; INDEMNIFICATION

Section 10.1  Survival.

      Notwithstanding any investigation made by or on behalf of any of the parties hereto or the results of any such investigation and notwithstanding the participation of such party in the Closing, the representations, warranties, covenants and obligations contained in this Agreement shall survive the Closing until December 31, 2002; provided, however, that (a) the representations and warranties contained in Sections 3.3 and 4.2 shall survive indefinitely, and (b) the representations and warranties contained in Section 4.13 shall survive for the applicable statute of limitations for relevant claims.

Section 10.2  Indemnification by the Securityholders.

(a) Subject to Section 10.2(b) hereof, by virtue of the execution of (i) this Agreement by the Management Stockholders, (ii) the Stockholder Purchase Agreements by the other stockholders of the Company, and (iii) the Option/Warrant Repurchase Agreements, the Management Stockholders and each of the other stockholders, option holders and warrant holders who is a party to a Stockholder Purchase Agreement or Option/Warrant Repurchase Agreement (sometimes collectively referred to as the "Securityholders" or individually as a "Securityholder") hereby jointly agrees to indemnify Buyer and its respective successors, officers, directors, employees, agents and stockholders (collectively, the "Buyer Indemnified Parties"), in the relative proportions set forth on the Schedule of Aggregate Equity Consideration (as such proportion may be adjusted as of the Closing as a result of adjustments described in Section 2.1(b)(i)), and hold them harmless against any loss, liability, deficiency, damage, expense or cost (including reasonable legal expenses) (collectively, "Losses"), which any of the Buyer Indemnified Parties may suffer, sustain or become subject to, as a result of (i) any misrepresentation in any of the representations and warranties contained in Article III or IV or in any exhibits, schedules, certificates or other documents delivered or to be delivered by or on behalf of the Management Stockholders pursuant to the terms of this Agreement, the Escrow Agreement or otherwise referenced or incorporated in this Agreement (collectively, the "Related Documents"), (ii) any breach of, or failure to perform, any agreement of the Management Stockholders contained in this Agreement (other than a breach by a Management Stockholder of any provision contained in Article VIII) , the Escrow Agreement or any of the Related Documents, (iii) any Claims or threatened Claims against Buyer arising out of the actions or inactions of the stockholders or the Company with respect to the Company's business prior to the Closing, or (iv) any transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the transactions contemplated thereby that are required to be paid by the Management Stockholders or the other stockholders, option holders or warrant holders or the Company (collectively, "Buyer Losses").

(b) The  Securityholders  shall be liable  to a Buyer  Indemnified  Party  under
Section 10.2(a) for any Buyer Losses only if a Buyer Indemnified Party delivers to the Stockholders' Representative written notice, setting forth in reasonable detail the identity, nature and amount of the Buyer Losses related to such Claim or Claims.

(c) Once the occurrence of a breach of any representations or warranties has been established, Losses shall be calculated without regard to whether such breach caused a material adverse effect on the Company.

Section 10.3  Indemnification by Management Stockholders.

(a) Subject to Section 10.3(b), each Management Stockholder, severally but not jointly, agrees to indemnify in full the Buyer Indemnified Parties and to hold the Buyer Indemnified Parties harmless against any Losses which any of the Buyer Indemnified Parties suffer, sustain or become subject to as a result of any breach of, or failure to perform, any agreement of such Management Stockholder contained in this Agreement including without limitation any breach of any of the covenants set forth in Article VIII (such breach of the covenants set forth in Article VIII sometimes hereinafter referred to as "Article VIII Losses").

(b) A Management  Stockholder shall be liable to a Buyer Indemnified Party under
Section 10.3(a) for any Losses only if a Buyer Indemnified Party delivers such Management Stockholder written notice, setting forth in reasonable detail the identity, nature and amount of Losses related to such Claim or Claims.

Section 10.4  Indemnification by Buyer.

(a) Subject to Section 10.4(b), Buyer agrees to indemnify in full the Securityholders and hold them harmless against any Losses which any such person may suffer, sustain or become subject to as a result of (i) any misrepresentation in any of the representations and warranties of Buyer contained in this Agreement or in any of the Related Documents, or (ii) any breach of, or failure to perform, any agreement of Buyer contained in this Agreement or any of the Related Documents (collectively, "Stockholder Losses").

(b) Buyer shall be liable to a Securityholder under Section 10.4(a) for any Stockholder Losses only if such Securityholder delivers to Buyer written notice, setting forth in reasonable detail the identity, nature and amount of stockholder Losses related to such Claim or Claims.

Section 10.5  Security  for Indemnity.

      As security for the indemnification by the Securityholders, the parties have established an escrow fund pursuant to the Escrow Agreement and Buyer has been granted the right of payment into the escrow fund as provided in Section 1.2(a)(ii). Any payment from the escrow fund in respect of Buyer Losses pursuant to Section 10.2(a) shall be allocated solely among the Securityholders in the
relative   proportions   set  forth  on  the   Schedule  of   Aggregate   Equity
Consideration; provided, however, that any payment from the escrow fund in respect of Article VIII Losses relating to a breach by a Management Stockholder of any provision of Article VIII, shall be allocated to such Management Stockholder but in no event shall any such payment from the escrow fund exceed the breaching Management Stockholder's then proportionate interest in the escrow funds. Notwithstanding the foregoing, a Management Stockholder shall be personally liable to a Buyer Indemnified Party for any Article VIII Loss exceeding a Management Stockholder's then proportionate interest in the escrow funds (the "Excess Loss"). The parties agree and acknowledge that the sole recourse of the Buyer Indemnified Parties against the Securityholders for the indemnification provided for hereunder is the escrow fund; provided, however, the Buyer Indemnified Parties shall be entitled to seek personal indemnification against the Securityholders for amounts in excess of the Liability Amount for
(i) for Claims set forth in clauses (a) and (b) of the proviso contained at the end of Section 10.1, and (ii) for Section 10.7(c) Claims; and provided, further that the Buyer Indemnified Parties shall be entitled to seek personal indemnification against the Management Stockholders for amounts in excess of the Liability Amount for Article VIII Losses.

Section 10.6  Limitations on Indemnification.

(a) Notwithstanding the provisions of Section 10.2, the Securityholders shall not be required to indemnify or hold harmless any of the Buyer Indemnified
Parties  on  account  of any Buyer  Losses  under  Section  10.2(a)  unless  the liability of the stockholders in respect of Buyer Losses exceeds $250,000.00 (the "Threshold Amount"); provided, however, that Claims for Transaction Costs received after the Closing Date and Article VIII Claims for breach of the covenants set forth in Article VIII shall not be subject to the Threshold Amount. Once the Threshold Amount has been exceeded, Buyer Losses shall be calculated without regard to the Threshold Amount. Except as otherwise provided in Section 10.5, the aggregate liability of the Securityholders for any Claims arising under this Agreement shall not exceed an amount equal to Ten Percent (10%) of the Aggregate Equity Consideration (the "Liability Amount"). The liability of a non-breaching Securityholder for any Section 10.7(c) Claims shall be limited to the non-breaching Securityholder's percentage interest in the Aggregate Equity Consideration. For purposes of determining the amount of Buyer Losses, no effect will be given to any resulting Tax benefit to any Buyer Indemnified Party.

(b) Notwithstanding the provisions of Section 10.4, Buyer shall not be required to indemnify or hold harmless any of the Securityholders on account of any Stockholder Losses unless the liability of Buyer in respect of the Stockholder Losses, when aggregated with the liability of Buyer in respect of all Stockholder Losses, exceeds the Threshold Amount. Once the Threshold Amount has been exceeded, Damages shall be calculated without regard to the Threshold Amount. Except as a result of Section 10.7(c) Claims, in no event shall Buyer be liable under this Agreement for any amount in excess of the Liability Amount. For purpose of determining the amount of Stockholder Losses, no effect will be given to any resulting Tax benefit to any stockholder.

Section 10.7  Method of Asserting Claims.

      As used herein, an "Indemnified Party" shall refer to a "Buyer Indemnified Party," or a "stockholder," as applicable, the "Notifying Party" shall refer to the party hereto whose Indemnified Parties are entitled to indemnification hereunder, and the "Indemnifying Party" shall refer to the party hereto obligated to indemnify such Notifying Party's Indemnified Parties.

(a) In the event that any of the Indemnified Parties is made a defendant in or party to any action or proceeding, judicial or administrative, instituted by any third party for the liability or the costs or expenses of which are Losses, the Notifying Party shall give the Indemnifying Party prompt notice thereof. The failure to give such notice shall not affect any Indemnified Party's ability to seek reimbursement unless such failure has materially and adversely affected the Indemnifying Party's ability to defend successfully a Claim. The Indemnifying Party shall be entitled to contest and defend such Claim; provided, that the Indemnifying Party (i) has a reasonable basis for concluding that such defense may be successful and (ii) diligently contests and defends such Claim. Notice of the intention to so contest and defend shall be given by the Indemnifying Party to the Notifying Party within twenty (20) business days after the Notifying Party's notice of such Claim (but, in all events, at least five (5) business days prior to the date that an answer to such Claim is due to be filed). Such contest and defense shall be conducted by reputable attorneys employed by the Indemnifying Party. The Notifying Party shall be entitled at any time, at its own cost and expense (which expense shall not constitute a Loss unless the Notifying Party reasonably determines that the Indemnifying Party is not adequately representing or, because of a conflict of interest, may not adequately represent, any interests of the Indemnified Parties, and only to the extent that such expenses are reasonable), to participate in such contest and defense and to be represented by attorneys of its or their own choosing. If the Notifying Party elects to participate in such defense, the Notifying Party will cooperate with the Indemnifying Party in the conduct of such defense. Neither the Notifying Party nor the Indemnifying Party may concede, settle or compromise any Claim without the consent of the other party, which consents will not be unreasonably withheld. Notwithstanding the foregoing, (i) if a Claim seeks equitable relief or (ii) if the subject matter of a Claim relates to the ongoing business of any of the Indemnified Parties, which Claim, if decided against any of the Indemnified Parties, would materially adversely affect the ongoing business or reputation of any of the Indemnified Parties, then, in each such case, the Indemnified Parties shall be entitled to contest, defend and settle such Claim in the first instance and, if the Indemnified Parties do not contest, defend or settle such Claim, the Indemnifying Party shall then have the right to contest and defend (but not settle) such Claim.

(b) In the event any Indemnified Party should have a claim against any Indemnifying Party that does not involve a Claim, the Notifying Party shall deliver a notice of such claim with reasonable promptness to the Indemnifying Party. If the Indemnifying Party notifies the Notifying Party that it does not dispute the claim described in such notice or fails to notify the Notifying Party within twenty (20) days after delivery of such notice by the Notifying Party whether the Indemnifying Party disputes the claim described in such notice, the Loss in the amount specified in the Notifying Party's notice will be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party and the Notifying Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through the negotiations of such Chief Executive Officers within sixty (60) days after the delivery of the Notifying Party's notice of such claim, such dispute shall be resolved fully and finally in Delaware, Delaware by an arbitrator selected pursuant to, and an arbitration governed by, the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall resolve the dispute within thirty (30) days after selection and judgment upon the award rendered by such arbitrator my be entered in any court of competent jurisdiction.

(c) After the Closing, the rights set forth in this Article X and in the Escrow Agreement shall be each party's sole and exclusive remedies against the other party hereto for misrepresentations or breaches of warranties and/or covenants contained in this Agreement and the Related Documents. Notwithstanding the foregoing, nothing herein shall prevent any of the Indemnified Parties from bringing an action based upon allegations of fraud or other intentional breach of an obligation of this Agreement or the Related Documents ("Section 10.7(c) Claims"). In the event such action is brought, the prevailing party's attorneys' fees and costs shall be paid by the nonprevailing party.


ARTICLE XI.

                            MISCELLANEOUS AND GENERAL

Section 11.1  Modification or Amendment.

      Subject to the provisions of the applicable law, at any time prior to the Closing Date, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

Section 11.2  Waiver of Conditions.

      The conditions to each of the parties' obligations to consummate the Sale are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

Section 11.3  Counterparts.

      This Agreement may be executed in any number of original or facsimile counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

Section 11.4  Governing Law; Waiver of Jury Trial.

(a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

(b) EACH PARTY  ACKNOWLEDGES  AND AGREES  THAT ANY  CONTROVERSY  WHICH MAY
ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.4.

(c) EACH PARTY (i) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE STATE OF CALIFORNIA, OR ANY CALIFORNIA STATE COURT LOCATED IN THE COUNTY OF SANTA CLARA, IF ANY DISPUTE ARISES OUT OF THIS AGREEMENT, (ii) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT AND (iii) AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT IN ANY COURT OTHER THAN SUCH A FEDERAL OR STATE COURT SITTING IN THE STATE OF CALIFORNIA IN THE COUNTY OF SANTA CLARA.

Section 11.5  Notices.

      Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

            if to Buyer:

            Curative Health Services, Inc.
            150 Motor Parkway
            Hauppauge, New York 11788
            Phone:  (631) 232-7000
            Fax:    (631) 233-8107
            Attention:  William Tella, Sr. Vice President of Business
                        Development
            copy to:

            Seth I. Truwit, Esq.
            Dorsey & Whitney, LLP
            250 Park Avenue
            New York, N.Y.  10177
            Phone:  (212) 415-9200
            Fax:    (212) 953-7201

            if to the Management Stockholders:

            Anthony Leiker, Stockholders' Representative
            c/o eBioCare.com, Inc.
            4699 Old Ironsides Drive, Suite 120
            Santa Clara, CA.  95054
            Phone:  (408) 562-9220
            Fax:    (408) 562-9229


            copy to:

            Brad Chamberlain, Esq.
            Hale Lane Peek Dennison Howard and Anderson
            100 West Liberty Street, 10th Floor
            Reno, Nevada 89501
            Phone:  (775) 327-3000
            Fax:    (775) 786-6179

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

Section 11.6  Entire Agreement; No Other Representations.

      This Agreement  (including any exhibits  hereto),  the Company  Disclosure
Schedules and the Buyer Disclosure Schedules constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

Section 11.7  No Third Party Beneficiaries.

      Except as provided in Article X (Indemnification), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder other than the Parties hereto and the Stockholders' Representative.

Section 11.8  Severability.

      The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 11.9  Interpretation.

      The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

Section 11.10  Assignment.

      This Agreement shall not be assignable by operation of law or otherwise; provided, however, that Buyer may designate, by written notice to the Management Stockholders, a direct or indirect Subsidiary to be a party to the Sale in lieu of Buyer, in which event all references herein to Buyer shall be deemed references to such other Subsidiary, except that all representations and warranties made herein with respect to Buyer as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation.

Section 11.11  Definitions.

(a)   Location of Certain Definitions

Term                                                             Section
----                                                             -------
Accounts Payable Schedule...................................     2.1(a)
Acquisition Proposal........................................       6.2
Aggregate Equity Consideration..............................     1.2(a)
Agreement...................................................    Preamble
Arbitrator..................................................     2.1(a)
Article VIII Losses.........................................     10.3(a)
Balance Sheet Notice........................................     2.1(a)
Base Purchase Price.........................................    1.2(a)(i)
Buyer.......................................................    Preamble
Buyer Disclosure Schedules..................................    Article V
                                                                Preamble
Buyer Indemnified Parties...................................     10.2(a)
Buyer Losses................................................     10.2(a)
Closing.....................................................       1.3
Closing Date................................................       1.3
Closing Transaction Costs...................................     2.1(a)
Code .......................................................     4.13(h)
Company.....................................................    Recitals
Company Agreement or Company Agreements.....................      4.18
Company Disclosure Schedules................................   Article IV
                                                                Preamble
Company Financial Statements................................       4.5
Company Review Date.........................................       4.6
Competitive Activities .....................................     8.1(a)
Competitive Person .........................................     8.1(c)
Competitor .................................................     8.1(b)
Contracts...................................................     4.4(b)
Customer ...................................................     8.1(d)
Employee Benefit Plan.......................................     4.11(a)
Entity......................................................     8.1(b)
ERISA.......................................................     4.11(c)
ERISA Affiliate.............................................     4.11(h)
Escrow Agreement............................................   1.2(a)(ii)
Escrowed Purchase Price.....................................   1.2(a)(ii)
Excess Loss.................................................      10.5
Family Drug Napa Agreement..................................       6.5
Fully Diluted Shares........................................     1.2(b)
GAAP........................................................       4.5
Governmental Consent........................................     7.1(a)
Government Programs.........................................   4.12(a)(i)
Hemophiliac-Specific Pharmacy Operations....................     8.1(a)
Indemnified Party...........................................      10.7
Indemnifying Party..........................................      10.7
IRS.........................................................     4.11(b)
Laws........................................................   4.12(a)(i)
Liability Amount............................................     10.6(a)
Losses......................................................     10.2(a)
Management Stockholders.....................................    Preamble
Medicare and Medicaid Programs..............................   4.12(a)(i)
Medical Waste Laws..........................................     4.16(h)
Non-Compete Period .........................................     8.1(e)
Non-Public Information .....................................     8.1(f)
Notifying Party.............................................      10.7
Option or Options...........................................    Recitals
Option/Warrant Repurchase and Surrender Agreement...........     6.4(b)
Order.......................................................     7.1(b)
Other Pharmacy Agreements...................................       6.5
PBGC........................................................   4.11(d)(ii)
Preliminary Unaudited Closing Balance Sheet.................     2.1(a)
Private Consents............................................     4.4(b)
Private Program.............................................   4.12(a)(i)
Purchase Price..............................................     1.2(a)
Related Documents...........................................     10.2(a)
Remuneration................................................     4.24(a)
Sale........................................................       1.1
Salick Agreement............................................       6.5
Schedule of Aggregate Equity Consideration..................      6.10
Section 10.7(c) Claims......................................     10.7(c)
Securityholder or Securityholders...........................     10.2(a)
Services....................................................     8.1(a)
Share or Shares.............................................    Recitals
Siskins Agreement...........................................       6.5
Specialty Pharmacy Operations ..............................     8.1(a)
Stockholder Losses..........................................     10.4(a)
Stockholder Purchase Agreements.............................       6.8
Stockholders' Representative................................     1.6(a)
Supplemental Information....................................      6.11
Territory ..................................................     8.1(g)
Threshold Amount............................................     10.6(a)
Time of Purchase............................................       1.1
Trade Secrets ..............................................     8.1(h)
Unaudited Closing Balance Sheet.............................     2.1(a)
Unaudited Closing Indebtedness..............................     2.1(a)
Underwater Options and Warrants.............................     6.4(a)
Warrant or Warrants.........................................    Recitals

(b)  Certain Other Definitions

            "Affiliate" of a Person means a Person that directly or directly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

            "Claim" shall be any third party action or proceeding.

            "Company Registered Intellectual Property" means those United States, international and foreign: (a) patents and patent applications (including provisional applications) and all reissues, divisions, renewals, extensions, provisions, continuations, foreign counterparts, and continuations-in-part thereof, in each case that are listed in Section 4.15(c) of the Company Disclosure Schedule; (b) registered trademarks, registered service marks, applications to register trademarks or service marks, intent-to-use applications, or other registrations or applications related to trademarks or service marks, in each case that are listed in Section 4.15(c) of the Company Disclosure Schedule; and (c) registered copyrights and applications for copyright registration, in each case that are listed on Section 4.15(c) of the Company Disclosure Schedule.

            "Confidentiality Agreement" means the confidentiality provisions contained in the Letter of Intent entered into between Buyer and the Company, dated as of February 15, 2001.

            "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, regulation, judgment, order, decree, arbitration award, agency requirement, license, permit, authorization or opinion, relating to: (a) the protection, investigation or restoration of the environment, health and safety, or natural resources, (b) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (c) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property, including but not limited to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 USC Section 9601 et. sec.

            "Hazardous Substance" means any substance or waste that is: (a) listed, classified or regulated pursuant to any Environmental Law; (b) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or
(c) any other substance or waste which may be the subject of regulatory action by any Government Authority pursuant to any Environmental Law.

            "Indebtedness" means, without duplication, (a) any liability of the Company (i) for borrowed money or arising out of any extension of credit to or for the account of the Company (including reimbursement or payment obligations with respect to surety bonds, letters of credit, banker's acceptances and similar instruments), for the deferred purchase price of property or services or arising under conditional sale or other title retention agreements, other than trade payables arising in the Ordinary Course of Business, (ii) evidenced by notes, bonds, debentures or similar instruments, including but not limited to
(X) the subordinated promissory notes payable to Anthony Leiker and Scott Rindner and (Y) the Silicon Valley Bank revolving credit facility, (iii) in respect of capital leases or (iv) in respect of an interest rate swap, cap or collar agreement or similar arrangement, (b) any liability secured by any Lien upon any property or assets of the Company (or upon any revenues, income or profits of the Company therefrom), whether or not the Company has assumed that liability or otherwise become liable for the payment thereof other than trade payables arising in the Ordinary Course of Business, or (c) any liability of others of the type described in the preceding clause (a) or (b) in respect of which the Company has incurred, assumed or acquired a liability by means of a guaranty.

            "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (a) all United States, international and foreign patents and applications thereof and all reissues, divisions, renewals, extensions, provisions, continuations and continuations-in-part thereof; (b) all inventions (whether patentable or not), invention disclosures, improvements, drug candidates, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (c) all copyrights, copyright registrations and applications therefore, and all other rights corresponding thereto throughout the world; (d) all industrial designs and any registration and applications therefor throughout the world; (e) all trade names, logos, common law trademarks and service marks, trademark and service mark registration and applications therefor throughout the world; (f) all databases and data collections and all rights therein throughout the world; and (g) any similar or equivalent rights to any of the foregoing anywhere in the world.

            "Knowledge" means that an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

                  (a) such individual is actually aware of such fact or other matter; or

                  (b) a prudent  individual  could be  expected  to  discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representations or warranties contained in this Agreement.

            A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has Knowledge of such fact or other matter (as set forth in (a) and (b) above), and any such individual (and any individual party to this Agreement) will be deemed to have conducted a reasonably comprehensive investigation regarding the accuracy of any representations and warranties made herein by such Person or individual.

            "Licenses" means all permits, licenses, exemptions, variances and other approvals and authorizations which are necessary to conduct the business of the Company.

            "Lien" means any lien, pledge, mortgage, security interest, charge, claim, restriction, option or encumbrance of any kind or nature whatsoever.

            "Ordinary Course of Business" means that an action taken by the Company will be deemed to have been taken in the "Ordinary Course of Business" only if such action:

                  (a) is consistent in nature, scope and magnitude with the past practices of the Company and is taken in the ordinary course of the normal day-to-day operations of the Company;

                  (b) does not require  authorization  by the board of directors or stockholders of the Company (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and

                  (c) is  similar  in  nature,  scope and  magnitude  to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as the Company.

             "Person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, limited liability partnership, joint venture, estate, trust, association, organization, governmental entity or other entity of any kind or nature.

            "PTO" means the United States Patent and Trademark Office.

            "Responsible   Executive  Officers  of  the  Company"  shall  mean
Anthony Leiker, Michael Kowalczyk, Susan Wheeler and Michael Hoffman.

             "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") shall mean, with respect to any Person, (a) all taxes, domestic or foreign, including without limitation any income (net, gross or other, including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by such Person, payroll, employment, unemployment, social security, excise, severance, stamp, occupation, premium, environmental or windfall profit tax, custom, duty or other tax, or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, additions to tax or additional amounts imposed by any Taxing Authority, (b) any joint or several liability of such Person with any other Person for the payment of any amounts of the type described in (a) of this definition and (c) any liability of such Person for the payment of any amounts of the type described in
(a) as a result of any express or implied obligation to indemnify any other Person.

            "Tax  Return(s)"   mean  all  returns,   consolidated  or  otherwise
(including without limitation informational returns), required to be filed with any Taxing Authority.

            "Taxing Authority" shall mean any authority responsible for the imposition of any Tax.

            "Transaction Costs" means the aggregate amount of the costs and expenses incurred by the stockholders in connection with this Agreement, the Sale and the other transactions contemplated hereby:

(a) including (i) those costs, expenses and penalties incurred by the Company in connection with the pay-off and termination of the Silicon Valley Bank credit facility, and (ii) those fees and expenses relating to the retention of William Blair & Company; and

            (b) excluding those costs and fees (i) associated with the audit of the Company's financial statements, (ii) relating to legal services rendered to the Company prior to March 1, 2001 and (iii) relating to the repurchase of the Options and Warrants pursuant to the Option/Warrant Repurchase Agreements.

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                    CURATIVE HEALTH SERVICES, INC.


                                    By:/s/ John C. Prior
                                    --------------------------------------------
                                    Name:  John C. Prior
                                    Title: President


                                    MANAGEMENT STOCKHOLDERS:
                                        /s/ Anthony Leiker
                                       ---------------------------------------
                                       Anthony Leiker

                                        /s/ Michael Kowalczyk
                                       ---------------------------------------
                                       Michael Kowalczyk

                                        /s/ Michael Ping
                                       ---------------------------------------
                                       Michael Ping

                                        /s/ Scott Rindner
                                       ---------------------------------------
                                       Scott Rindner

                                        /s/ Terrie Pang
                                       ---------------------------------------
                                       Terrie Pang

                                        /s/ Joseph Polaschek
                                       ---------------------------------------
                                       Joseph Polaschek

                                        /s/ Susan Wheeler
                                       ---------------------------------------
                                       Susan Wheeler

                                                                     Exhibit 2.2
                                    Form of
                         STOCKHOLDER PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this "Agreement ") dated as of the day and year set forth on the signature page hereto, by and between [name of stockholder], an individual residing at [ ] ("Seller"), and CURATIVE HEALTH SERVICES, INC., a Minnesota corporation ("Buyer").

                                    RECITALS

      WHEREAS, Seller is the record and beneficial owner of the of number of shares of common stock, par value $0.001 per share, of eBioCare.com, Inc., a Delaware corporation (the "Company"), set forth below Seller's name on the signature page hereto (the "Shares"); and

      WHEREAS, Seller wishes to sell the Shares, and Buyer wishes to purchase the Shares, upon the terms and conditions of this Agreement; and

      WHEREAS, certain other stockholders of the Company, representing approximately 83% of the issued and outstanding capital stock of the Company on a fully diluted basis, have executed a Stock Purchase Agreement, dated as of March __, 2001, a copy of which is attached hereto as Exhibit A (the "Master Agreement").

      Terms used herein but not defined shall have the meaning ascribed to such terms in the Master Agreement.

      NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

      1. Purchase and Sale of Shares. Seller hereby sells the Shares free and clear of any lien, pledge, mortgage, security interest, charge, claim, restriction, option or encumbrance of any kind or nature whatsoever, and Buyer hereby purchases the Shares from Seller, at the Purchase Price (as defined in Section 2 below). At the Time of Purchase, Seller is delivering to Buyer the certificate or certificates representing the Shares, duly endorsed in blank or with duly executed stock powers attached, in proper form for transfer, with all signatures notarized and with appropriate transfer stamps, if any, affixed at the expense of Seller. At the Time of Purchase, Buyer is delivering to Seller a federal funds wire transfer or good bank or certified check payable to Seller in an amount equal to the number of Shares being purchased multiplied by the Base Purchase Price (as defined below).

2.    Purchase Price.
      --------------

      The per Share purchase price shall be the sum of (A) and (B), divided by
(C), where (A) equals the difference between Thirty Two Million Three Hundred Thousand Dollars ($32,300,000.00) and the Transaction Costs, subject to adjustment, (B) equals the aggregate exercise price of all Options and Warrants being repurchased by the Company pursuant to Section 6.4 of the Master Agreement (exclusive of Underwater Options and Warrants), and (C) equals the Fully Diluted Shares. The purchase price paid at the Closing and thereafter as set forth below (the "Purchase Price") shall equal the per Share purchase price calculated above multiplied by the number of Fully Diluted Shares less the aggregate exercise price of the Options and Warrants, if any, repurchased by the Company pursuant to Section 6.4 of the Master Agreement. The Purchase Price shall be payable as follows:

(a) an amount in cash, without interest, equal to 90% of the Purchase Price (the "Base Purchase Price") shall be payable by federal funds wire transfer or good bank or certified check at the closing of the transaction contemplated hereby (the "Closing") to Seller based on the number of Shares owned by Seller as set forth on the signature page hereto; and

(b) an amount in cash, without interest, equal to 10% of the Purchase Price, subject to adjustment as set forth in Article II of the Master Agreement, and payable pursuant to the terms of, and subject to the satisfaction of certain conditions set forth in, an escrow agreement in substantially the form annexed hereto as Exhibit B (the "Escrow Agreement") to be executed and delivered immediately prior to the Time of Purchase.

3.    Representations of Seller.
      -------------------------

(a) Seller represents and warrants to Buyer that Seller owns, of record and beneficially, all of the Shares, free and clear of all Liens. Delivery to Buyer of the certificate or certificates representing the Shares, duly endorsed for transfer to Buyer, will transfer to Buyer good, valid, indefeasible and marketable title to the Shares, free and clear of any and all Liens.

(b) Seller has the full power, legal capacity and authority to execute and deliver this Agreement and the Escrow Agreement. This Agreement and the Escrow Agreement, when executed in Seller's individual capacity and delivered by Seller, will constitute, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

(c) The execution, delivery and performance of this Agreement and the Escrow Agreement will not result in a violation of, or constitute a default under, any will, trust, agreement or other instrument to which Seller is a party or is bound.

(d) Seller represents and agrees that Seller has been represented by counsel (or has had the opportunity to consult with independent counsel and has declined to do so); Seller has had the full right and opportunity to consult with Seller's respective attorney and other advisors and has availed him/her/itself of this right and opportunity; and Seller has carefully read and fully understands this Agreement and the Master Agreement in its entirety and has had it fully explained to Seller by such counsel.

     4. Investment Representation of Buyer. Buyer represents and warrants to Seller that is acquiring the Shares for its own account for investment and with a view to the distribution or resale thereof in violation of the Securities Act of 1933, as amended.

      5. Master Agreement. Seller hereby agrees to be bound by the covenants and agreements contained in Article X of the Master Agreement as a "Securityholder" (as defined in the Master Agreement) as if Seller had been a party to the Master Agreement, except that Seller shall have no liability or obligation under
Article X of the Master Agreement with respect to breaches by the Management Stockholders of the covenants and agreements contained in Article VIII thereto.

     6. Stockholder Representative. Seller hereby agrees that Anthony Leiker shall be designated as the Stockholders' Representative to perform the duties and discharge the obligations described more fully in Section 1.6 of the Master Agreement.

     7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

IN WITNESS THEREOF, that parties have caused this Agreement to be duly executed as of the day and year set forth below.


                                          CURATIVE HEALTH SERVICES, INC.


                                          By:_________________________
                                          Name:
                                          Title:

                                          SELLER
                                          --------------------------
                                          [name of stockholder]

                                          [Address for Notice] Number of Shares
                                          being sold: ____

                                          Dated:____________________________

                                                                    Exhibit 2.3

                                     FORM OF
              OPTION/WARRANT REPURCHASE AND SURRENDER AGREEMENT

      THIS OPTION/WARRANT REPURCHASE AND SURRENDER AGREEMENT (this "Agreement ") dated as of the day and year set forth on the signature page hereto, by and between [name of holder], an individual residing at [____________] ("Option/Warrant Holder"), and EBIOCARE.COM, INC., a Delaware corporation (the "Company"). Any term used by not defined herein shall have the meaning ascribed to such term in the Stock Purchase Agreement, dated as of March __, 2001, by and among certain stockholders of the Company and Curative Health Services, Inc., a Minnesota corporation, a copy of which is attached hereto as Exhibit A (the "Master Agreement").

                                    RECITALS

      1. Option/Warrant Holder is the record and beneficial holder of the of number of options or warrants to purchase shares of common stock, par value $0.001 per share, of the Company (the "Shares"), set forth on Schedule A hereto (the "Options/Warrants")

      2. Under the terms of the Master Agreement, Curative Health Services has agreed to purchase all of the issued and outstanding common stock held by the Company's shareholders, as well as any vested and currently exercisable Options and Warrants which have exercise prices in excess of the Purchase Price Per Share as calculated under Sections 1.2 and 2.1 of the Master Agreement. As a material condition to Closing, all Options and Warrants, vested or unvested, and whether or not currently exercisable, are required to be exercised or surrendered and cancelled without exercise effective as of the Closing.

      3. Under the Master Agreement, the holders of Options and Warrants with an exercise price less than the Purchase Price Per Share will be paid the difference between the exercise price per share and the Purchase Price Per Share. All other Options and Warrants (the Underwater Options) will be cancelled without payment.

      4. Option/Warrant Holder wishes to sell the Options/Warrants specified on Schedule A to the Company and the Company wishes to purchase and redeem such Options/Warrants from Option/Warrant Holder, on the terms and conditions set forth in this Agreement; and

      5. Option/Warrant Holder also wishes to surrender all Options/Warrants, including Underwater Options, specified on Schedule A to the Company for cancellation.

      NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.    Repurchase and Sale of Options/Warrants;  Surrender and Cancellation of
      ------------------------------------------------------------------------
      Options/Warrants.
      ----------------

(a)   Option/Warrant  Holder  hereby  agrees to sell,  assign and transfer the
                  Options/Warrant specified on Schedule A to the Company, and the Company hereby agrees to purchase, redeem and acquire such Options/Warrants from Option/Warrant Holder, which such Options/Warrants are free and clear of any lien, pledge, mortgage, security interest, charge, claim, restriction, option or encumbrance of any kind or nature whatsoever ("Liens").

(b) Option/Warrant Holder hereby agrees to surrender to the Company for cancellation and termination, the Option/Warrants specified on Schedule A, and the Company shall take all action necessary to effect such termination.

(c) The closing (the "Closing") of the transactions contemplated hereby shall take place at the Time of Purchase (as defined in the Master Agreement).

      2. Consideration. The per Share purchase price shall be the sum of (A) and
(B), divided by (C), where (A) equals the difference between Thirty Two Million Three Hundred Thousand Dollars ($32,300,000.00) and the Transaction Costs, subject to adjustment (the "Aggregate Equity Consideration"), (B) equals the aggregate exercise price of all Options and Warrants being repurchased by the Company pursuant to Section 6.4 of the Master Agreement (exclusive of Underwater Options and Warrants)(as defined in Section 6.4(a) of the Master Agreement), and
(C) equals the Fully Diluted Shares (as defined in Section 1.2(b) of the Stock Purchase Agreement). The purchase price paid at the closing for the Options/Warrants that are subject to this Agreement (the "Purchase Price") shall equal the per Share purchase price calculated above multiplied by the number of Options/Warrants held by the Option/Warrant Holder that are not Underwater Options less the aggregate exercise price of the Options/Warrants (exclusive of any Underwater Options), if any, repurchased by the Company pursuant to this Agreement.


            The Purchase Price shall be payable as follows:

(a) An amount in cash, without interest, equal to 90% of the Purchase Price shall be payable by federal funds wire transfer or good bank or certified check at the Time of Purchase to Option/Warrant Holder based on the number of Options/Warrants owned by Option/Warrant Holder as set forth on the signature page hereto; and

(b)   An  amount  in cash,  without  interest,  equal  to 10% of the  Purchase
                  Price, subject to adjustment as set forth in Article II of the Master Agreement, and payable pursuant to the terms of, and subject to the satisfaction of certain conditions set forth in, an escrow agreement in substantially the form annexed hereto as Exhibit B (the "Escrow Agreement") to be
                                     ---------       ------------------
                  executed and delivered by Option/Warrant Holder immediately prior to the Time of Purchase.

3.    Representations of Option/Warrant Holder.
      ----------------------------------------

(a) Option/Warrant Holder represents and warrants to the Company that Option/Warrant Holder owns, of record and beneficially, all of the Options/Warrants, free and clear of all Liens. Surrender of the Options/Warrants to the Company will transfer to the Company good, valid, indefeasible and marketable title to the Options/Warrants, free and clear of any and all Liens.

(b) The Options/Warrants set forth on Schedule A represent all of the options and/ or warrants to purchase Shares of the Company that such Option/Warrant Holder holds and is entitled to relating to the Company's capital stock.

(c)   Option/Warrant  Holder has the full power,  legal capacity and authority to  execute  and  deliver  this  Agreement  and  the  Escrow
                  Agreement. This Agreement and the Escrow Agreement, when executed in Option/Warrant Holder's individual capacity and delivered by Option/Warrant Holder, will constitute, the legal, valid and binding obligation of Option/Warrant Holder, enforceable against Option/Warrant Holder in accordance with its terms.

(d) The execution, delivery and performance of this Agreement and the Escrow Agreement will not result in a violation of, or constitute a default under, any will, trust, agreement or other instrument to which Option/Warrant Holder is a party or is bound.

      4.    Representation of the Company.
            -----------------------------

(a)   The  Company  has taken all proper  corporate  action to  authorize  the execution,  delivery and  performance of this  Agreement;
                     and

(b) The repurchase of the Options/Warrants on the terms contemplated by this Agreement complies with all requirements of applicable corporate laws.

      5. Master Agreement. Option/Warrant Holder, to the extent that Holder owns Options/Warrants that are not Underwater Options, hereby agrees to be bound by the covenants and agreements contained in Article X of the Master Agreement as a "Securityholder" (as defined in the Master Agreement) as if Option/Warrant Holder had been a party to the Master Agreement, except that Option/Warrant Holder shall have no liability or obligation under Article X of the Master Agreement with respect to breaches by the Management Stockholders of the covenants and agreements contained in Article VIII thereof.

      6. Release. Upon the execution of this Agreement, Option/Warrant Holder hereby releases the Company from any liability or other obligation relating to the Options/Warrants or any other options or warrants in respect of the Shares, except for those obligations necessary to effect the transactions contemplated hereby.

      7. Stockholder Representative. Option/Warrant Holder hereby agrees that Anthony Leiker shall be designated as the Stockholders' Representative (as defined in Section 1.6 of the Master Agreement) to perform the duties and discharge the obligations described more fully in Section 1.6 of the Master Agreement.

      8.    Governing Law. This  Agreement  shall be governed by and construed
            -------------
in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.


                            [Signature Page Follows]

      IN WITNESS THEREOF, that the parties have caused this Agreement to be duly executed as of the day and year set forth below.


                                          EBIOCARE.COM, INC.


                                          -----------------------------------
                                          By: ________________________________
                                          Name: ______________________________
                                          Title:
                                          -------------------------------


                                          OPTION/WARRANT HOLDER


                                          ------------------------------------
                                          [name of holder]
                                          [address for notice]

                                          Dated:
------------------------------


State of California            )
                         ) ss.
County of ________________)

On ____________, 2001, before me, ___________________________________, personally appeared_______________________________________________________, [ ]
personally known to me -OR- [ ] proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacity, and that by their signatures on the instrument the persons or the entity upon behalf of which the persons acted, executed the instrument.

WITNESS my hand and official seal.


-----------------------------------------
Signature of Notary

                                   Schedule A


  Options to be   "Underwater"Options    Warrants       "Underwater" Warrants to
  sold/            to be surrendered     to be sold/          be surrendered and
  repurchased      and cancelled         repurchased                   cancelled
  ------------------------------------------------------------------------------
  ------------------------------------------------------------------------------
  ------------------------------------------------------------------------------
  ------------------------------------------------------------------------------
  ------------------------------------------------------------------------------
Total
Options and Warrants:  ________

                                   Exhibit A

                                Master Agreement

                                    Exhibit B

                            Form of Escrow Agreement

                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

     Curative Health Services Completes Acquisition of Millennium Health And
                          Comments on DOJ Developments

      HAUPPAUGE, N.Y., April 2 -- Curative Health Services (Nasdaq: CURE), http://www.Curative.com, a leading disease management company, today announced that it has completed its acquisition of Millennium Health, a private distributor of specialty pharmaceuticals. With this acquisition, Curative has strategically established its position in the high-growth sector of specialty pharmaceuticals.

      Curative paid $37.3 million in connection with the closing, approximately $32.3 million of which will be for the stock of Millennium, and approximately $5 million for the assumption and repayment of debt. Millennium's President, CEO, and co-founder, Anthony Leiker, will continue to operate the company as a subsidiary of Curative. Curative and Millennium will share select corporate services and anticipate potential modest synergies after integration.

      Based in Santa Clara, California, Millennium Health, which does business as eBioCare.com, http://www.eBioCare.com, empowers patients and physicians alike by providing service offerings that facilitate the healthcare management process. These include services such as direct-to-patient overnight distribution of biopharmaceuticals, medication management, and a comprehensive resource of chronic condition medical information.

      In 2000, Millennium sales grew to nearly $30 million with an operating margin of 4-5%. For 2001, revenues are expected to grow over 50 percent, with improved profitability. Curative anticipates this acquisition will create cash earnings accretion beginning with Q2 2001 operating results.

      "This acquisition marks an important milestone for Curative as it provides the Company with an entree into specialty pharmaceuticals, a valuable, high-growth market segment at the crossroads of the biotech revolution," stated Joseph Feshbach, Chairman of the Board of Curative. "With Millennium's domain expertise as evidenced by its history of high growth and consistent profitability, Curative has established an important beachhead to become an important national competitor in this emerging field."

      "This exciting opportunity will enable Millennium to leverage Curative's superior expertise in chronic disease management services, further establishing Millennium in this market," said Anthony Leiker, of Millennium.

      On March 30, 2001, Curative entered into an agreement with the Department of Justice (DOJ) in which the government agreed to refrain from taking any action seeking to enjoin or prevent the closing of the Millennium acquisition. This agreement was reached to offset any actions that the DOJ may pursue against Curative in relation to the pending lawsuit which the Company maintains is groundless and without merit.

      Pursuant to the agreement, while settlement discussions continue, Curative will secure a letter of credit for $8 million in favor of the government, which could be accessed only in the case of a final, non-appealable judgment or settlement of the pending qui tam action and related government investigations. Curative will also suspend its stock repurchase program and provide the government with prior notice of any material, non-ordinary course of business transactions. The amount of the anticipated letter of credit does not reflect an evaluation or estimate of Curative's ultimate or likely liability in connection with the ongoing government investigations. Notwithstanding the ongoing settlement discussions, Curative could be subject to both civil and criminal penalties with respect to these matters.

      About Curative Health Services
      Curative Health Services is a leading disease management company in chronic wound care. Curative provides a broad continuum of services to healthcare providers through a nationwide network. This national network of over 125 hospital-based Wound Care Centers in 33 states, has offered comprehensive treatment to over 300,000 patients, achieving more than a 90% patient satisfaction rate.

      About Millennium Health
      Millennium Health provides services to patients and physicians that facilitate the healthcare management process. These include services such as direct-to-patient overnight distribution of biopharmaceuticals, medication management, and a comprehensive resource of chronic condition medical information.

      This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Factors that might cause such differences include, but are not limited to, the termination or non-renewal of a material number of contracts, an inability to obtain new contracts, changes in the government regulations relating to the Company's wound care operations or the operations of Millennium Health, changes in the regulations governing third party reimbursements for Curative services, manufacturing shortages of products sold by Millennium Health, the risk that after the closing of the acquisition of Millennium Health, Curative does not achieve the anticipated operating synergies, and the other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. Readers of this press release are referred to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for further discussion of these and other factors that could affect future results.

CONTACT: Thomas Axmacher, Chief Financial Officer, 631-232-7015, or William Tella, Sr. Vice President Corporate Development, 631-232-7009, both of Curative Health Services; or Investors - David Walsey of Noonan-Russo Communications, Inc., 212-696-4455, ext. 230, news@noonanrusso.com, for Curative Health Services.